                                                             EXHIBIT 10.49


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                                U.S. $30,000,000

                    MULTICURRENCY REVOLVING CREDIT AGREEMENT

                            Dated as of June 27, 1995

                                      Among

                                  INMAC CORP.,
                                   INMAC B.V.,
                                   INMAC GMBH,
                               INMAC (U.K.) LTD.,
                             INMAC HOLDINGS LIMITED,
                                    INMAC SA
                                       and
                                    INMAC AB

                                 each a Borrower

                                       and

                               ABN AMRO BANK N.V.

                          as Agent and as Issuing Bank

                                       AND

                                      BANKS
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                                TABLE OF CONTENTS

         ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         1.03.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         1.04.  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

         ARTICLE II

                         AMOUNTS AND TERMS OF ADVANCES

         2.01.  The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.02.  The Swing-Line Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         2.03.  Making the Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.04.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.05.  Reduction of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.06.  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.07.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.08.  Additional Interest on Eurocurrency Rate Advances . . . . . . . . . . . . . . . . . . . .   22
         2.09.  Interest Rate Determination and Protection. . . . . . . . . . . . . . . . . . . . . . . .   22
         2.10.  Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.11.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.12.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.13.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         2.14.  Extension of Revolver Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . .   26
         2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         2.16.  Sharing of Payments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         2.17.  Currency Equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         2.18.  Evidence of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         2.19.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

         ARTICLE III

                     AMOUNTS AND TERMS OF LETTERS OF CREDIT
                           AND PARTICIPATIONS THEREIN

         3.01.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3.02.  Issuing the Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

         3.03.  Reimbursement Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         3.04.  Participations Purchased by the Banks . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.05.  Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.06.  Indemnification;  Nature of the Issuing Bank's Duties . . . . . . . . . . . . . . . . . .   34
         3.07.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         3.08.  Uniform Customs and Practice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

         ARTICLE IV

                       THE GUARANTEE

         4.01.  The Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         4.02.  Guaranty Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         4.03.  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         4.04.  Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         4.05  Financial Condition of B Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

         ARTICLE V

                       CONDITIONS OF LENDING

         5.01.  Condition Precedent to Initial Advances and Letters of Credit . . . . . . . . . . . . . .   40
         5.02.  Conditions Precedent to Each Borrowing and Letter of Credit . . . . . . . . . . . . . . .   41

         ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

         6.01.  Corporate Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.02.  Corporate Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.03.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.04.  Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.05.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.06.  Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         6.07.  Compliance With Laws    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         6.08.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         6.09.  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

         ARTICLE VII

                       COVENANTS OF THE BORROWER

         7.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         7.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         7.03   Financial Covenants of the A Borrower . . . . . . . . . . . . . . . . . . . . . . . . . .   51


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

         7.04.  Financial Covenants of the Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . .   52

         ARTICLE VIII

                        EVENTS OF DEFAULT

         8.01  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

         ARTICLE IX

                        THE AGENT

         9.01.  Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         9.02.  Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.03.  ABN AMRO Bank N.V. and its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.04.  Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         9.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         9.06.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

         ARTICLE X

                        THE OBLIGATIONS OF THE B BORROWERS

         10.01.  Liability of each B Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         10.02.  Absolute Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         10.04.  Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         10.05.  Financial Condition of B Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         10.06.  Certain Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

         ARTICLE XI

                        MISCELLANEOUS

         11.01.  Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         11.02.  Notices, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         11.03.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         11.04.  Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         11.05.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         11.06.  Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         11.07.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         11.08.  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .   66
         11.09.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         11.10.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         11.11.  Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         11.12.  GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69


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

         11.13.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         11.14.  Confidentiality Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         11.15.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69


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                 MULTICURRENCY REVOLVING CREDIT AGREEMENT, dated as of June 27,
1995, among INMAC CORP., a corporation organized under the laws of Delaware (the "A Borrower"), INMAC B.V.a corporation organized under the laws of the Netherlands, INMAC GMBH, a corporation organized under the laws of Germany, INMAC (U.K.) Ltd., a corporation organized under the laws of England, INMAC HOLDINGS LIMITED, a corporation organized under the laws of England, INMAC SA, a corporation organized under the laws of France, and INMAC AB, a corporation organized under the laws of Sweden, each a directly or indirectly wholly-owned subsidiary of the A Borrower (each a "B Borrower" and, collectively, the "B Borrowers" and, together with the A Borrower, each a "Borrower" and, collectively, the "Borrowers"), the banks (the "Banks") listed on the signature pages hereof, and ABN AMRO BANK
N.V. as the issuing bank hereunder (the "Issuing Bank") and as agent (the "Agent") for the Banks and the Issuing Bank hereunder.

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

                 SECTION 1.01 Certain Defined Terms. As used in this
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural of the terms defined):

                 "A Advance" shall mean an advance by a Bank to the A Borrower as part of an A Borrowing and refers to a Eurocurrency Rate Advance.

                 "A Advance Liability" shall mean, as of any date of determination, the sum of all then existing liabilities of the A Borrower to the Banks in respect of all A Advances (including A Advances required to be made but not funded by any Bank.)

                 "A Borrowing" shall mean a borrowing consisting of simultaneous A Advances made on the same day by the Banks.

                 "A Commitment" shall mean, as to any Bank, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "A Commitment."

                 "A Letter of Credit Liability" shall mean, as of any date of determination, all then existing liabilities of the A Borrower to the Issuing Bank in respect of the Letters of Credit Issued for its account, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate amount then available to be drawn under such Letters of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (ii) the aggregate amount which has then been paid by, and not been reimbursed by the A Borrower to, the Issuing Bank under such Letters of Credit; provided, however, that such amount, together with the B Letter of Credit Liability, shall in no event exceed $5,000,000 (or the equivalent thereof in one or more Alternative Currencies).

                 "A Note" shall mean a promissory note of the A Borrower payable to the order of a Bank evidencing the aggregate indebtedness of the A Borrower to such Bank resulting from A Advances made by such Bank.

                 "A Swing-Line Advance" shall mean an advance by the Agent to the A Borrower pursuant to Section 2.02(a) hereof.

                 "A Swing-Line Liability" shall mean, as of any date of determination, the sum of the then existing liabilities of the A Borrower to the Agent in respect of all A Swing-Line Advances (including A Swing-Line Advances required to be made but not funded by the Agent).

                 "Advance" shall mean an A Advance or a B Advance made in either Dollars or an Alternative Currency.

                 "Affiliate" shall mean, with respect to any Person, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                 "Alternative Currency" shall mean any of Deutsche
Marks, French Francs, Dutch Guilders, Swedish Krona, British Pounds or Japanese Yen; provided, however, that at the time of any Advance or Swing-Line Advance in such Alternative Currency, such Alternative Currency is freely transferable and convertible into Dollars.

                 "Annual Percentage of Earnings Capacity Transferred" shall mean, for any four consecutive fiscal quarter period, the sum of the Percentages of Earnings Capacity Transferred attributable to each asset transferred during such period.

                 "Annual Percentage of Tangible Assets Transferred" shall mean, for any four consecutive fiscal quarter period, the sum of the Percentages of Tangible Assets Transferred attributable to assets transferred during such period.

                 "Applicable Lending Office" shall mean, with respect to each Bank, such Bank's Eurocurrency Lending Office.

                 "B Advance" shall mean an advance by a Bank to a B Borrower as part of a B Borrowing and refers to a Eurocurrency Rate Advance.


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

                 "B Advance Liability" shall mean, as of any date of determination, the aggregate of all then existing liabilities of the B Borrowers to the Banks in respect of all B Advances (including B Advances required to be made but not funded by any Bank).

                 "B Borrowing" shall mean a borrowing consisting of simultaneous B Advances made on the same day by the Banks.

                 "B Commitment" shall mean, as to any Bank, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "B Commitment".

                 "B Letter of Credit Liability" shall mean, as of any date of determination, all then existing liabilities of the B Borrowers to the Issuing Bank in respect of the Letters of Credit Issued for their account, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate amount then available to be drawn under such Letters of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (ii) the aggregate amount which has then been paid by, and not been reimbursed by the B Borrowers to, the Issuing Bank under such Letters of Credit; provided, however, that such amount, together with the A Letter of Credit Liability shall in no event exceed $5,000,000 (or the equivalent thereof in one or more Alternative Currencies).

                 "B Note" shall mean a promissory note of a B Borrower payable to the order of a Bank evidencing the aggregate indebtedness of the B Borrower to such Bank resulting from B Advances made by such Bank.

                 "B Swing-Line Advance" shall mean an advance by the Agent to a B Borrower pursuant to Section 2.02(b) hereof.

                 "B Swing-Line Liability" shall mean, as of any date of determination, the aggregate of the then existing liabilities of all B Borrowers to the Agent in respect of all B Swing-Line Advances (including B Swing-Line Advances required to be made but not funded by the Agent).

                 "Bankruptcy Code" shall mean the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time.

                 "Banks" shall mean those Banks listed on the signature pages hereof and their successors and assigns.

                 "Borrowing" shall mean an A Borrowing or a B Borrowing.

                 "Business Day" shall mean a day of the year on which commercial banks are not required or authorized by law to close in New York and California, and if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealing are carried on in the London interbank market and commercial banks are open for business in London and Paris and in the country of issue of the Currency of such Eurocurrency Rate Advance.

                 "Capital Expenditures" shall mean all gross amounts paid for fixed assets, or improvements, replacements, substitutions or additions thereto, in each case which have a useful life of more than one year.

                 "Capitalized Lease Obligations" shall mean, with respect to any Person, any rental obligation which, under GAAP, would be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                 "Closing Date" shall mean the date on which each of the conditions set forth in Article V hereof shall have either been satisfied or waived and the initial Borrowing or initial Swing-Line Advance shall have been made or the initial Letter of Credit shall have been Issued.

                 "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                 "Consolidated", "Consolidating" and any
derivative thereof each shall mean, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each of its Subsidiaries.

                 "Cumulative Percentage of Earnings Capacity
Transferred" shall mean, at the time of determination thereof, the sum of the Percentages of Earnings Capacity Transferred attributable to each asset transferred from and after the date hereof.

                 "Cumulative Percentage of Tangible Assets Transferred" shall mean, at the time of determination thereof, the sum of the Percentages of Tangible Assets Transferred attributable to each asset transferred from and after the date hereof.

                 "Currency" shall mean Dollars or an Alternative Currency.

                 "Current Ratio" shall mean, at any time of computation, the ratio of current assets of any Person to total current liabilities of such Person, determined in accordance with GAAP.

                 "Debt" shall mean, with respect to any Person at a particular date, without duplication, (a) any obligation for borrowed money, including any overdrafts and any obligation evidenced by notes payable, commercial paper, bonds, debentures or similar written instruments; conditional sales contracts; and drafts accepted representing extensions of credit (other than for trade and tax payables, deferred taxes and operating leases); (b) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities; (c) Capitalized Lease Obligations; (d) obligations of another Person secured by a Lien on, or payable out of the proceeds or production from, such Person's property whether or not such obligation is expressly assumed by such Person; (e) Debt of any partnership or joint venture of which such Person is a general partner or joint venturer that is not expressly non-recourse with respect to such Person; (f) guarantees of any of the foregoing and (g) any modification, extension or renewal of any of the foregoing.

                 "Debt Ratio" shall mean, with respect to any Person, its ratio of Senior Debt to Senior Debt plus Tangible Net Worth.

                 "Default" shall mean any of the events specified in
Article VIII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

                 "Dollars" and the sign "$" shall mean the lawful currency of the United States of America.

                 "EBITDA" shall mean, with respect to any Person for any period, its earnings (or losses, as the case may be) from continuing operations, before interest expense, depreciation and amortization, as such terms are defined in accordance with GAAP, and before federal and other income taxes, net of extraordinary gains and losses.

                 "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets of not less than $10,000,000,000 (or the equivalent thereof in any Alternative Currency) and (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD") or a political subdivision of such country having total assets of not less than $10,000,000,000 (or the equivalent thereof in any Alternative Currency), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency" shall mean Dollars or any Alternative Currency accruing interest at the Eurocurrency Rate.

                 "Eurocurrency Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrowers, the Agent and the Issuing Bank.

                 "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurocurrency Rate" shall mean, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing other than in Swedich Krona, an interest rate per annum (as determined by the principal office of the Reference Bank in London, England) displayed at 11:00 AM (London time) two Business Days before the first day of such Interest Period on Telerate page 3750 (or such other page as may replace such page on the Telerate Service for the purpose of displaying interest rates at which deposits in the respective currency are offered by prime banks in the London interbank market) for deposits in the respective currency in an amount substantially equal to the Reference Bank's Advance comprising part of such Borrowing and for a period equal to such Interest Period. The "Eurocurrency Rate" for any Interest Period for any Borrowing denominated in Swedish Krona shall mean the rate of interest per annum determined by the Reference Bank to be the rate at which the Reference Bank is offered deposit of Swedish Krona in Amsterdam, the Netherlands, at 11:00 a.m., Amsterdam time, two Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period and for a period of time equal to such Interest Period, in an amount substantially equal to the Reference Bank's Advance comprising part of such Borrowing. To the extent applicable, the Eurocurrency Rate for the Interest Period for each such Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of the applicable rate furnished to and received by the Agent from the Reference Bank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07 hereof.

                 "Eurocurrency Rate Advance" shall mean an advance which bears interest at a rate per annum determined on the basis of the Eurocurrency Rate, as proved in Section 2.07 (a) or (b) hereof.

                 "Eurocurrency Rate Reserve Percentage" of any Bank, for the Interest Period for any Eurocurrency Rate Advance, shall mean the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                 "Event of Default" shall have that meaning specified in Section 8.01.

                 "Exempt Subsidiaries" shall mean INMAC, DISC, a corporation organized under the laws of the State of California, INMAC, S.A. de C.V., a corporation organized under the laws of Mexico, INMAC S.p.A., a corporation organized under the laws of Italy and INMAC, Inc., a corporation organized under the laws of Canada, and those other Subsidiaries of the A Borrower created after the Closing Date and designated as such by the A Borrower.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fixed Charge Ratio" shall mean, for any Person, its ratio of EBITDA to Interest Expense.

                 "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Majority Banks and each Borrower may reasonably approve, which are applicable in the circumstances and as of the date in question, and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period except for the adoption within any permissible period of new accounting standards required by the Financial Accounting Standards Board from time to time.

                 "Guarantor"  shall mean INMAC Corp.

                 "Interest Expense" shall mean, with respect to any Person, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Debt and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements paid, accrued or scheduled to be paid or accrued by such Person, in each case determined in accordance with GAAP.

                 "Interest Period" shall mean, for each Eurocurrency
Rate Advance, the period commencing on the date of such Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months; provided, however, that:

                 (i) the duration of any Interest Period which commences before the Revolver Termination Date and otherwise ends after such date shall end on such date;

                 (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; such next succeeding Business Day would occur in the subsequent month, the last day of such Interest Period shall be the next preceding Business Day; and

                 (iv) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

                 "Issue" shall mean, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have corresponding meanings.

                 "Issuing Bank" shall mean ABN AMRO Bank N.V. or any Affiliate thereof that may from time to time Issue Letters of Credit for the account of any Borrower.

                 "Letter of Credit" shall mean a standby or commercial letter of credit in form satisfactory to the Issuing Bank, which is at any time Issued by the Issuing Bank pursuant to Article III, in each case as amended, supplemented or otherwise modified from time to time.

                 "Lien" shall mean any assignment, chattel mortgage, pledge or other security interest or any mortgage, deed of trust or other lien, or other charge or encumbrance, upon property or rights (including after-acquired property or rights), or any preferential arrangement with respect to property or rights (including after-acquired property or rights) which has the practical effect of constituting a security interest or lien.

                 "Loan Documents" shall mean this Agreement and the Notes, in each case as amended, supplemented, restated or otherwise modified from time to time.

                 "Long-Term Debt" shall mean, with respect to any Borrower at a particular date, the sum of (i) all indebtedness, obligations and other liabilities of such Borrower which would, in conformity with GAAP as in effect in the United States, be included under long-term debt on a balance sheet of such Borrower as at such date, plus (ii) such Borrower's obligations under Guarantees (except those issued on behalf of its subsidiaries).

                 "Majority Banks" shall mean, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Banks, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the Total Commitment.

                 "Margin Stock" shall mean margin stock as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Moody's" shall mean Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

                 "Multi-employer Plan" shall have the meaning set forth in section 4001(a) (3) of ERISA.

                 "Net Income" for any Person shall mean such Person's earnings (or losses, as the case may be) from continuing operations, net of federal and other income taxes, as determined in accordance with GAAP, excluding nonrecurring items which are separately disclosed on the face of such Person's Consolidated Statement of Operations for the most recently ended fiscal year.

                 "Net Loss" for any Person shall mean such Person's losses from continuing operations, net of federal and other income taxes, as determined in accordance with GAAP, excluding nonrecurring items which are separately disclosed on the face of such Person's Consolidated Statement of Operations for the most recently ended fiscal year.

                 "Notes" shall mean the A Notes and the B Notes in substantially the form of Exhibit A hereto.

                 "Notice of Borrowing" shall have such meaning as is set forth in Section 2.03(a) hereof.

                 "Notice of Swing-Line Borrowing" shall have such meaning as is set forth in Section 2.03(e) hereof.

                 "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any successor entity or entities performing similar functions.

                 "Payment Office" shall mean, for Dollars, the principal office of the Agent in San Francisco, and, for any Alternative Currency, such office of the Agent as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers, the Banks and the Issuing Bank.

                 "Percentage of Earnings Capacity Transferred" shall mean, with respect to each asset transferred pursuant to clause (vii) of Section 7.02(b), the ratio (expressed as a percentage) of (i) aggregate Consolidated Net Income produced by, or otherwise attributable to, such asset during the 36 month period most recently ended prior to the effective date of such transfer to (ii) Consolidated Net Income for such 36 month period.

                 "Percentage of Tangible Assets Transferred" shall mean, with respect to each asset transferred pursuant to clause (vii) of Section 7.02(b), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or net book value (determined as of the last day of the fiscal quarter immediately preceding the date of such transfer) to (ii) Consolidated Tangible Assets (determined as of the last day of the fiscal quarter immediately preceding the date of such Transfer).

                 "Permitted Investment" shall mean:

                 (a) the loans, investments and advances existing as of the Closing Date and listed on Schedule II hereto;

                 (b) stock, obligations or securities of a corporation which is, or after such purchase or acquisition becomes, a Subsidiary of the A Borrower;

                 (c) obligations directly issued by the United States or any of its agencies or obligations fully guaranteed by the United States, provided that such obligations mature within one year from the date acquired;

                 (d) (i) certificates of deposit which mature within one year from the date of purchase that are issued by, or (ii) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System that are accepted by, any commercial bank or trust company (A) organized under the laws of the United States or any of its states or having branch offices therein,
         (B) having consolidated capital, surplus and undivided profits aggregating at least $750,000,000 and (C) whose senior unsecured debt securities are rated AA or better by S&P or Aa2 or better by Moody's;

                 (e) commercial paper given an A-1 or better rating by S&P, a P-1 or better rating by Moody's and maturing not more than 270 days from the date acquired;

                 (f) loans and advances (i) between the A Borrower and any wholly-owned Subsidiary of the A Borrower (other than Exempt Subsidiaries) or (ii) between wholly-owned Subsidiaries of the A Borrower (other than Exempt Subsidiaries);

                 (g) outstanding loans and advances to employees for travel and other similar expenses reasonably incurred in the ordinary course of business;

                 (h) notes receivable with a term not in excess of 180 days arising from transactions with customers and suppliers in the ordinary course of business in an aggregate outstanding amount not in excess of $5,000,000;

                 (i) any loans, advances or investments other than as specified in clauses (a) - (h) above, so long as the aggregate of all such loans, advances and investments does not, at any time, exceed the sum of (i) $2,000,000 plus (ii) 10% of Consolidated Tangible Net Worth, the latter measured at the end of the fiscal quarter immediately preceding the date of determination thereof; and

                 (j) loans, advances and investments by the Borrowers to Exempt Subsidiaries in an aggregate outstanding amount not in excess of $5,000,000.

                 "Permitted Lien" shall mean:

                 (a) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a good faith contest;

                 (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or are subject to a good faith contest;

                 (c) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance or other types of social security, or (ii) otherwise to satisfy statutory or legal obligations; provided, however, that in each such case such Liens (A) were not incurred or made in connection with the incurrence or maintenance of Debt and (B) do not in the aggregate materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of its business;

                 (d) Liens on property or assets of a Subsidiary of the A Borrower to secure obligations of such Subsidiary to the A Borrower or any Subsidiary of the A Borrower;

                 (e)      Liens in existence on the Closing Date as set forth on
         Schedule IV hereto with an aggregate principal amount not in excess of $1,000,000;

                 (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of the A Borrower and its Subsidiaries or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of such Borrower and its Subsidiaries;

                 (g) Liens, other than those specified in clauses (a) through (f) above, that do not, at any time, secure Debt in aggregate principal amount in excess of the sum of $10,000,000 plus 5% of Consolidated Tangible Net Worth of the A Borrower (measured at the end of the fiscal quarter immediately preceding the date of determination), and provided such Liens do not encumber any current assets of the A Borrower or its Subsidiaries.;

                 (h)      Liens granted any Bank.

                 "Person" shall mean at any time an individual, a corporation, an association, a trust, a government, a political subdivision, a governmental agency or instrumentality or any other entity or other organization.

                 "Plan" shall mean a defined benefit pension plan under ERISA for the unfunded liabilities of which, upon termination, the Company could be held liable by the PBGC.

                 "Pro Rata" shall mean, as to each Bank, the ratio determined by dividing such Bank's B Commitment by the aggregate of all Banks' B Commitments.

                 "Prudential Agreement" shall mean that Note Agreement, dated as of June 29, 1995, between INMAC B.V. and The Prudential Insurance Company of America relating to the Senior Guaranteed Notes due September 21, 2001 of INMAC B.V.

                 "Quick Ratio" shall mean the ratio of total current assets minus inventory to total current liabilities, all determined in accordance with GAAP.

                 "Reference Bank" shall mean ABN AMRO Bank N.V.

                 "Reference Rate" shall mean, as of any date, the higher of (i) the rate of interest publicly announced from time to time by the Agent at its principal office in Chicago as its reference rate or (ii) 0.50% above the Federal Funds Rate in effect on such date.

                 "Reference Rate Advance" shall mean an Advance which bears interest at a rate per annum determined on the basis of the Reference Rate, as provided in Section 2.07 hereof.

                 "Restricted Payment" of any Person, shall mean (i) dividend payments or other distributions of assets, properties, obligations or securities on account of any shares of any class of capital stock (other than stock dividends) and (ii) repurchases on redemptions of capital stock.

                 "Revolver Termination Date" shall mean the 364th day from the Closing Date or the earlier of the termination in whole of the Total Commitments pursuant to Section 2.05 or 8.01 hereof, or such later date as may then be in effect pursuant to Section 2.14 hereof.

                 "S&P" shall mean Standard & Poor's Ratings Group, a corporation organized and existing under the laws of the State of New York, its successors and assigns.

                 "Senior Debt" shall mean all Debt outstanding pursuant to this Agreement and any other Debt of a Borrower and its Subsidiaries not expressly subordinated on terms satisfactory to the Majority Banks to the Debt outstanding under this Agreement.

                 "Solvent" shall mean, with respect to any Person, that as of any date of determination, (i) the then fair saleable value of the assets of such Person is (a) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and
(iii) such Person does not intend
to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

                 "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, trust or other Person of which more than 80% of the outstanding capital stock (or similar property right in the case of partnerships and trusts) having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships and trusts) (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                 "Swing-Line Advance" shall mean an A Swing-Line Advance or a B Swing-Line Advance made in Dollars.

                 "Tangible Assets" shall have such meaning as is defined by GAAP, but shall not include any patents, trademarks, copyrights, maskworks or other intellectual property or rights therein.

                 "Tangible Net Worth" shall mean, at any time such amount is being computed, the excess of total assets of any Person over total liabilities of such Person. Total assets do not include assets which would be classified as intangible assets under GAAP, including goodwill, patents, copyrights and similar items. Total liabilities include all current corporate liabilities, all Long-Term Debt (including debt obligations to affiliated corporations and subsidiaries), minority interests and deferred items (such as taxes, income and pension funds).

                 "Total A Liability" shall mean, as of any date of determination, the sum of (x) all A Advance Liability plus (y) all A Swing-Line Liability plus (z) all A Letter of Credit Liability.

                 "Total B Liability" shall mean as of any date of determination the sum of (x) all B Advance Liability plus (y) all B Swing-Line Liability plus (z) all B Letter of Credit Liability.

                 "Total Commitment" shall mean $30,000,000 (or the equivalent thereof in one or more Alternative Currencies), as such amount may be reduced pursuant to Section 2.05 hereof.

                 "Total Letter of Credit Liability" shall mean, as of any date of determination, the sum of (a) all A Letter of Credit Liability plus (y) all B Letter of Credit Liability.

                 SECTION 1.02. Computation of Time Periods. In this
Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                 SECTION 1.03. Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect in the United States from time to time, on a consistent basis.

                 SECTION 1.04. Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made; (d) references to "writing" include printing, photocopying, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments or modifications not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning.

                                   ARTICLE II

                          AMOUNTS AND TERMS OF ADVANCES

                 SECTION 2.01. The Advances. (a) A Advances.
Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the A Borrower from time to time on any Business Day during the period from the date hereof until the Revolver Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time the Dollar amount of such Bank's A Commitment, as such amount may be reduced pursuant to
Section 2.05 hereof; provided, however, that such Bank shall not be obligated to make any A Advance if, after giving effect to such A Advance and the other A Advances to be made by the other Banks as part of the same A Borrowing, either (i) Total A Liability shall exceed the aggregate A Commitment, or (ii) the sum of Total A Liability plus Total B Liability shall exceed the Total Commitment. Each A Borrowing shall be in an aggregate amount not less than $2,500,000 (or the equivalent thereof in any Alternative Currency) or an integral multiple of $500,000 (or the equivalent thereof in any Alternative Currency) in excess thereof, and shall consist of A Advances made in the same Currency on the same day by the Banks ratably according to their respective A Commitments. Within the limits of each Bank's A Commitment, the A Borrower may borrow, prepay pursuant to Section 2.10(a) hereof and reborrow under this
Section 2.01(a).

                 (b) B Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make B Advances to each B Borrower from time to time on any Business Day during the period from the date hereof until the Revolver Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time the Dollar amount of such Bank's B Commitment, as such amount may be reduced pursuant to Section 2.05 hereof; provided, however, that such Bank shall not be obligated to make any B Advance if, after giving effect to such B Advance and the other B Advances to be made by the other Banks as part of the same B Borrowing, either (i) Total B Liability shall exceed the aggregate B Commitment, or (ii) the sum of Total A Liability plus Total B Liability shall exceed the Total Commitment. Each
B Borrowing shall be in an aggregate amount not less than $2,500,000 (or the equivalent thereof in any Alternative Currency) or an integral multiple of $500,000 (or the equivalent thereof in any Alternative Currency) in excess thereof and shall consist of B Advances made in the same Currency on the same day by the Banks ratably according to their respective B Commitments. Within the limits of each Bank's B Commitment, each B Borrower may borrow, prepay pursuant to Section 2.10(a) hereof and reborrow under this Section 2.01(b).

                 (c) For purposes of this Section 2.01 and all other provisions of this Article II, the equivalent in Dollars of any Alternative

Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with Section 2.17.

                 SECTION 2.02. The Swing-Line Advances. (a) A
Swing-Line Advances. The Agent agrees, on the terms and conditions hereinafter set forth, to make A Swing-Line Advances in Dollars to the A Borrower from time to time on any Business Day during the period from the date hereof until the Revolver Termination Date; provided, however, that the Agent shall not be obligated to make any A Swing-Line Advance if, after giving effect to such A Swing-Line Advance either (i) Total A Liability shall exceed the aggregate A Commitment, (ii) the sum of Total A Swing-Line Liability plus Total B Swing-Line Liability shall exceed $2,500,000, or (iii) the sum of Total A Liability plus Total B Liability shall exceed the Total Commitment. Each A Swing-Line Advance shall be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. The A Borrower may borrow, prepay pursuant to Section 2.10(a) hereof or repay pursuant to
Section 2.06(b), and reborrow under this Section 2.02(a).

                 (b) B Swing-Line Advances. The Agent severally agrees, on the terms and conditions hereinafter set forth, to make B Swing-Line Advances in Dollars to each B Borrower from time to time on any Business Day during the period from the date hereof until the Revolver Termination Date;
provided, however, that the Agent shall not be obligated to make any B Swing-Line Advance if, after giving effect to such B Swing-Line Advance either (i) Total B Liability shall exceed the aggregate B Commitment, (ii) the sum of Total B Swing-Line Liability plus Total A Swing-Line Liability shall exceed $2,500,000, or (iii) the sum of Total B Liability plus
Total A Liability shall exceed the Total Commitment. Each Swing-Line Advance shall be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Each B Borrower may borrow, prepay pursuant to
Section 2.10(a) hereof or repay pursuant to Section 2.06(b), and reborrow under this Section 2.02(b).

                 (c)      Participation in Swing-Line Advances.

                          (i) Promptly after making each Swing-Line Advance, the Agent will notify each Bank of the date and amount of such Swing-Line Advance. On the date of that any Swing-Line Advance is not paid when due, the Agent shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, an undivided interest and participation to the extent of such Bank's Pro Rata share in such Swing-Line Advance.

                          (ii) In the event the respective Borrower does not repay a Swing-Line Advance when due the Agent will promptly notify the Banks thereof and each Bank shall immediately pay to the Agent, in lawful money of the United States and in same day funds, an amount equal to such Bank's Pro Rata share of such unpaid Swing-Line Advance with interest at the Federal Funds Rate for each day commencing on the day after such notification until such amount is paid to the Agent.

                          (iii) Promptly after the Agent receives a repayment of a Swing-Line Advance the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share of such payment, including its ratable share of interest paid by the respective Borrower after the date such Bank funded its participation therein.

                          (iv) The obligation of each Bank to make payments under this subsection shall be unconditional and irrevocable and such payments shall be made under all circumstances.

                 SECTION 2.03. Making the Advances. (a) Each Borrowing shall be made on notice:

                          (x)  on the fourth Business Day before the requested
date of a proposed Borrowing in Dollars, and

                          (y)  on the fifth Business Day before the requested
date of a proposed Borrowing in an Alternative Currency,

by the respective Borrower to the Agent, which shall then give each Bank prompt written notice thereof by telecopier (a "Notice of Borrowing"). Each Notice of Borrowing shall be by telecopier, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein (i) whether the requested Borrowing is an A Borrowing or a B Borrowing, (ii) the principal amount of the Borrowing, (iii) the Currency of the Borrowing, (iv) the date of the Borrowing, and (v) the requested initial Interest Period for each Advance.

                 Each Bank shall, before 10:00 A.M. (San Francisco time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent, in same day funds, (i) in the case of a Borrowing in Dollars, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto, such Bank's ratable portion of such Borrowing in Dollars, and (ii) in the case of a Borrowing in an Alternative Currency (provided that after giving effect to such Borrowing, the equivalent in Dollars of Total A Liability or Total B Liability, as the case may be, does not exceed the aggregate A Commitment or the aggregate B Commitment, respectively, with such equivalent to be determined on the date of the Notice of Borrowing), at such account maintained at the Payment Office for Alternative Currency as shall have been notified by the Agent to the Banks prior thereto, such Bank's ratable portion of such Borrowing in such Alternative Currency. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V hereof, the Agent will make such funds available to the respective Borrower at the aforesaid applicable Payment Office.

                 (b) Each Notice of Borrowing shall be irrevocable and binding on the respective Borrower. The respective Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund the Eurocurrency Rate Advance to be made by such Bank as part of such Borrowing when such Eurocurrency Rate Advance, as a result of such failure, is not made on such date.

                 (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the respective Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and such Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of the respective Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

                 (d) The failure of any Bank to make an Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

                 (e) Each Swing-Line Advance shall be made by an irrevocable notice (a "Notice of Swing-Line Borrowing") in the form of Exhibit B-2, given not later than 10:00 a.m. (San Francisco time) on the [first] Business Day before the requested date of such Swing-Line Advance, which Notice may be made by telephone (and confirmed immediately in writing) and shall specify (i) whether the requested Swing-Line Advance is an A Swing-Line Advance or a B Swing-Line Advance, (ii) the principal amount of the Swing-Line Advance, and (iii) the date of the Swing-Line Advance. The Agent will promptly notify each Bank after it makes each Swing-Line Advance. Upon fulfillment of the applicable conditions set forth in Article V hereof, the Agent will make such Swing-Line Advance available to the respective Borrower at the Payment Office for Dollars.

                 SECTION 2.04. Fees.    (a) Commitment Fee. The
Borrowers agree to pay to the Agent for the account of each Bank a commitment fee in Dollars on the average daily unused portion of such Bank's B Commitment (less on any day the sum in Dollars of (x) A Advance Liability plus (y)
A Swing-Line Liability plus (z) B Swing-Line Liability) from the Closing
Date until the Revolver Termination Date at the rate of 3/10 of 1% per annum, payable on the last day of each March, June, September and December during the term hereof, commencing September 30, 1995, and on the Revolver Termination Date. For purposes of determining the commitment fee hereunder, the equivalent in Dollars of each Eurocurrency Rate Advance made by such Bank in an Alternative Currency as determined on the date of the making of such Advance shall be the amount of such Bank's B Commitment used in connection with such Advance, and no further adjustments shall be made with respect to the unused portions of such Bank's B Commitment based upon fluctuations thereafter in the value of the Alternative Currency of such Advance.

                 (b) Participation Fee. The Borrowers agree to pay to the Agent for the account of the Banks, a participation fee in Dollars in an aggregate amount of 0.20% of the aggregate B Commitment. Such fee shall be payable on the Closing Date.

                 (c) Agent Fees. The Borrowers agree to pay to the Agent such other fees in Dollars as are specified in a letter agreement dated June 27, 1995 between the Borrowers and the Agent.

                 SECTION 2.05.  Reduction of the Commitments. The A
Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portion of the A Commitment of each Bank; provided, however, that each partial reduction shall be in the aggregate amount of $2,000,000 or an integral multiple thereof in excess of $1,000,000. Each B Borrower shall have the right, upon at least five Business Days' notice to the Agent, to reduce ratably in part the unused portion of the B Commitment to such B Borrower of each Bank; provided; however, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof in excess of $1,000,000.

                 SECTION 2.06.  Repayment. (a) Advances. Each
Borrower agrees to repay the unpaid principal amount of each Advance made to such Borrower by each Bank on the Revolver Termination Date. Such payment shall be made to the applicable Payment Office for the benefit of each such Bank.

                 (b) Swing-Line Advances. Each Borrower agrees to repay the unpaid principal amount of each Swing-Line Advance made to such Borrower on the seventh day after the making of such Swing-Line Advance. Such payment shall be made not later than 10:00 a.m. (San Francisco time) in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars.

                 SECTION 2.07. Interest. (a) A Advances. The A
Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank from the date of such A Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus 3% per annum payable on the last day of such Interest Period, and, if such Interest Period is longer than three months, payable also on the last day of each quarter during such Interest Period. All interest payments under this Section 2.07(a) are to be made to the applicable Payment Office for the benefit of each Bank.

                 (b) B Advances. Each B Borrower shall pay interest on the unpaid principal amount of each B Advance made by each Bank from the date of such B Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus 1.15% per annum payable on the last day of such Interest Period, and, if such Interest Period is longer than three months, payable also on the last day of each quarter during such Interest Period. All interest payments under this Section 2.07(b) are to be made to the applicable Payment Office for the benefit of each Bank.

                 (c) A Swing-Line Advances. The A Borrower shall pay interest on the unpaid principal amount of each A Swing- Line Advance made by the Agent from the date of such A Swing-Line Advance until such principal amount shall be paid in full, at a rate per annum equal to the Reference Rate plus 1% per annum, and such interest shall be due and payable on the date of payment of each such Swing-Line Advance. All interest payments under this Section 2.07(c) are to be made to the Payment Office for Dollars and, promptly after receipt thereof, to the extent any Bank has purchased a participation in such Swing-Line Advance as provided in Section 2.02(c) hereof, the Agent shall distribute to such Bank its Pro Rata share of such interest payment.

                 (d) B Swing-Line Advances. Each B Borrower shall pay interest on the unpaid principal amount of each B Swing- Line Advance made by the Agent from the date of such B Swing-Line Advance until such principal amount shall be paid in full, at a rate per annum equal to the Reference Rate, and such interest shall be due and payable on the date of payment of each such Swing-Line Advance. All interest payments under this Section 2.07(d) are to be made to the Payment Office for Dollars, and, promptly after receipt thereof, to the extent any Bank has purchased a participation in such Swing-Line Advance as provided in Section 2.02(c) hereof, the Agent shall distribute to such Bank its Pro Rata share of such interest payment.

                 (e) Default Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance or Swing- Line Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, the greater of (x) 2% per annum above the rate per annum required to be paid on such Advance or Swing-Line Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the Reference Rate in effect from time to time and (ii) in the case of all other amounts, 2% per annum above the Reference Rate in effect from time to time

                 SECTION 2.08. Additional Interest on Eurocurrency Rate Advances. Each Borrower agrees to pay to each Bank so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Bank from the date of such Eurocurrency Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the applicable Interest Period for such Eurocurrency Rate Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Eurocurrency Rate Advance. Such additional interest shall be determined by such Bank and notified to each Borrower through the Agent.

                 SECTION 2.09. Interest Rate Determination and
Protection. (a) The Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If the Reference Bank shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by any other major international bank reasonably selected by it or as otherwise instructed by the Majority Banks.

                 (b) The Agent shall give prompt notice to the respective Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.07(a), (b), (c) or (d).

                 (c) If, with respect to any Eurocurrency Rate Advances, the Majority Banks notify the Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the respective Borrower and the Banks, whereupon

                          (i)     each Eurocurrency Rate Advance will
         automatically, on the last day of the then existing Interest Period therefor, convert into a Reference Rate Advance, and

                          (ii)    the obligation of the Banks to make
         Eurocurrency Rate Advances shall be suspended until the Agent shall notify the respective Borrower and the Banks that the circumstances causing such suspension no longer exist.

                 (d) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, convert into Reference Rate Advances.

                 SECTION 2.10.  Prepayment.

                 (a) Voluntary Prepayments.

                          (i) Advances. Any Borrower may, upon at least five Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part together with accrued interest thereon to the date of prepayment on the amount prepaid, provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 (determined on the date notice of prepayment is given in accordance with Section 2.17) and (y) any prepayment of any Eurocurrency Rate Advances shall be made on, and only on, the last day of an Interest Period for such Advances.

                          (ii) Swing-Line Advances. Any Borrower may, upon at least one Business Days' notice to the Agent stating the proposed date of prepayment, prepay in full any Swing-Line Advance together with accrued interest thereon to the date of such prepayment.

                 (b) Mandatory Prepayments. (i) A Advances. If, on the last day of any Interest Period for Eurocurrency Rate Advances comprising the same Borrowing, the equivalent in Dollars of the Total A Liability exceeds the aggregate A Commitment, the A Borrower agrees to prepay on such last day such excess to the Agent, with accrued interest to the date of such prepayment on the principal amount prepaid. Mandatory prepayments pursuant to this subsection (b)(i) shall be applied to the ratable payment of all outstanding A Advances.

                     (ii) B Advances. If, on the last day of any Interest Period for Eurocurrency Rate Advances comprising the same Borrowing, the equivalent in Dollars of the Total B Liability exceeds the aggregate B Commitment or the sum of Total A Liability plus Total B Liability exceeds the Total Commitment, the B Borrowers agree to prepay on such last day to the Agent such excess, with accrued interest to the date of such prepayment on the principal amount prepaid. Mandatory prepayments pursuant to this subsection (b)(ii) shall be applied to the ratable payment of all outstanding B Advances.

                 SECTION 2.11. Increased Costs. (a) If, due to either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurocurrency Rate Advances included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Advances, then each Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to each Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts submitted to each Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder in any jurisdiction,
(i) the obligation of the Banks to make Advances at the Eurocurrency Rate (or some variation thereof) in such jurisdiction shall be suspended until the Agent shall notify each Borrower and the Banks that the circumstances causing such suspension no longer exist and (ii) each Borrower shall forthwith prepay in full all Advances made at the Eurocurrency Rate (or some variation thereof) of all Banks with respect to such jurisdiction then outstanding, together with interest accrued thereon, unless each Borrower, within five Business Days of notice from the Agent, converts all Advances made at the Eurocurrency Rate (or same variation thereof) of all Banks with respect to such jurisdiction then outstanding into Advances made at the Reference Rate (or some variation thereof) on the last day of the Interest Period for such Eurocurrency Rate Advances.

                 SECTION 2.13. Payments and Computations. (a) Each
Borrower shall make each payment hereunder and under the Notes, except with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency, not later than 10:00 A.M. (San Francisco time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in San Francisco. Each Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances denominated in an Alternative Currency not later than 10:00 A.M. (at the Payment Office for such Alternative Currency) on the day when due in such Alternative Currency to the Agent in same day funds by deposit of the funds to the Agent's account maintained at such Payment Office. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.08, 2.11 or 2.15) to each Bank for the account of its Applicable Lending Office, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                 (b) Each Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due hereunder or under the Note held by such Bank, to charge from time to time against any or all of such Borrower's accounts with such Bank any amount so due.

                 (c) All computations of interest and of fees shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable.

                 (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

                 (e) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Bank.

                 SECTION 2.14. Extension of Revolver Termination Date.
Not earlier than 60 days or more than 90 days before the Revolver Termination Date then in effect, all the Borrowers may request a 364 day extension of such Revolver Termination Date. Such request must be submitted in writing to each of the Banks, the Issuing Bank and the Agent. Not later than 30 days after receipt of such notice, each Bank shall notify the Agent whether (in its sole and absolute discretion) it consents to such request (and if any Bank fails to so notify the Agent, it shall be deemed not to have consented to such request) and the Agent promptly thereafter shall notify the Borrowers and the Banks of the results thereof. If the Agent fails to so notify the Borrowers, the Banks shall be deemed not to have consented to such request. If all of the Banks have consented, then, so long as the representations and warranties contained in
Article VI hereof (other than (i) representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as otherwise disclosed by any Borrower and approved in writing by the Majority Banks) shall be true and correct on and as of the Revolver Termination Date then in effect and no Default or Event of Default shall exist, the Revolver Termination Date shall be extended, effective as of the Revolver Termination Date then in effect, to the date that is 364 days from such Revolver Termination Date.

                 SECTION 2.15. Taxes. (a) Any and all payments by a Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If such Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Borrowers agree to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, each Borrower agrees to furnish to the Agent, at its address specified in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, such Borrower will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

                 (e) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement, and from time to time thereafter if requested in writing by the A Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the A Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in subsection (a) of this Section 2.15.

                 (f) For any period with respect to which a Bank has failed to provide the A Borrower with the appropriate form described in subsection (e) of this Section 2.15 (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Bank shall not be entitled to indemnification under subsection (c) of this Section 2.15 with respect to Taxes imposed by the United States; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the A Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                 (g) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and under the Notes.

                 (h) In the event that a Borrower becomes obligated to make any payment pursuant to subsection (a), (b) or (c) of this Section 2.15, such Borrower may request, by written notice, that the respective Bank with respect to which the payment was made file a claim for refund of the Taxes or Other Taxes (as well as any penalties or interest for which a payment was made). Such written notice shall specify the payments made by such Borrower for which such Borrower requests that such Bank file a claim for refund and shall contain an opinion of counsel that such Bank has a reasonable basis for claiming such refund. Any such Bank that receives such a written notice from a Borrower shall within 30 days file a claim for refund for the requested amounts and shall take all reasonable steps to pursue such refund. The requested Bank shall have the right to control any such refund proceeding as well as any resulting administrative or judicial proceeding. The requesting Borrower shall indemnify the requested Bank for all out-of-pocket expenses (including, but not limited to, attorneys' and accounting fees) incurred by such Bank in connection with such claim for refund. If such Bank receives a refund, such Bank shall promptly remit the refund to such Borrower.

                 SECTION 2.16. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.08, 2.11 or 2.15) in excess of its ratable share of payments on account of the Advances, obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

                 SECTION 2.17. Currency Equivalents. For purposes of the provisions of this Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Agent's principal office in London offers to exchange Dollars for such Alternative Currency in London at 11:00 A.M. (London time) on the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which the Agent's principal office in London offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency in London at 11:00 A.M. (London time) on the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Agent's principal office in London offers to exchange such Alternative Currency for Dollars in London at 11:00 A.M. (London time) on the date on which such equivalent is to be determined.

                 SECTION 2.18. Evidence of Debt. The Debt of each
Borrower resulting from the Advances (other than Swing-Line Advances) shall be evidenced by the Notes delivered to the Banks pursuant to Article V, and the remaining principal amount thereof shall be recorded by the Banks, and, prior to any transfer, endorsed on the grids thereto in accordance with the terms of the Notes. The Agent shall also maintain, in accordance with its usual practices, an account or accounts evidencing the indebtedness of each Borrower under this Agreement and the amounts of principal and interest payable and paid to each Bank from time to time under this Agreement which accounts, among other things, will provide the record for all borrowings and payments of Swing-Line Advances and shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 2.19. Use of Proceeds. Each Borrower shall use the proceeds of each Borrowing and Swing-Line Advance made by it to support working capital needs and for general corporate purposes and such proceeds shall not be used to purchase or carry any Margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                                   ARTICLE III

                     AMOUNTS AND TERMS OF LETTERS OF CREDIT
                           AND PARTICIPATIONS THEREIN

                 SECTION 3.01. Letters of Credit. (a) The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the A Borrower, one or more Letters of Credit from time to time during the period from the date hereof until the date which occurs 30 days before the Revolver Termination Date, in an aggregate undrawn amount of not less than $1,000,000 (or the equivalent thereof in any Alternative Currency) or an integral multiple of $500,000 (or the equivalent thereof in any Alternative Currency) in excess of such amount, each such Letter of Credit upon its Issuance to expire on or before the Revolver Termination Date; provided, however, that the Issuing Bank shall not be obligated to Issue any Letter of Credit to the A Borrower if:

                          (i) after giving effect to the Issuance of such Letter of Credit,Total A Liability shall exceed the aggregate A Commitment; or

                          (ii) after giving effect to the Issuance of such Letter of Credit, Total Letter of Credit Liability shall exceed $5,000,000 (or the equivalent thereof in any Alternative Currency); or

                          (iii) after giving effect to the Issuance of such Letter of Credit, the sum of Total A Liability and Total B Liability shall exceed $30,000,000 (or the equivalent thereof in any Alternative Currency); or

                          (iv) the Agent or the Majority Banks shall have notified the Issuing Bank and the A Borrower that no further Letters of Credit are to be Issued by the Issuing Bank due to the failure to meet any of the applicable conditions set forth in Article V, and such notice has not expired or been withdrawn by the Majority Banks.

                 (b) The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to Issue for the account of each B Borrower, one or more Letters of Credit from time to time during the period from the date hereof until the date which occurs 30 days before the Revolver Termination Date, in an aggregate undrawn amount of not less than $1,000,000 (or the equivalent thereof in any Alternative Currency) or an integral multiple of $500,000 (or the equivalent thereof in any Alternative Currency) in excess of such amount, each such Letter of Credit upon its Issuance to expire on or before the Revolver Termination Date; provided, however, that the Issuing Bank shall not be obligated to Issue any Letter of Credit to any B Borrower if:

                          (i) after giving effect to the Issuance of such Letter of Credit, Total B Liability shall exceed the aggregate B Commitment; or

                          (ii) after giving effect to the Issuance of such
                 Letter of Credit, Total Letter of Credit Liability shall exceed $5,000,000 (or the equivalent thereof in any Alternative Currency); or

                          (iii) after giving effect to the Issuance of such
                 Letter of Credit, the sum of Total A Liability and Total B Liability shall exceed $30,000,000 (or the equivalent thereof in any Alternative Currency); or

                          (iv) the Agent or the Majority Banks shall have
                 notified the Issuing Bank and such B Borrower that no further Letters of Credit are to be Issued by the Issuing Bank due to failure to meet any of the applicable conditions set forth in
                 Article V, and such notice has not expired or been withdrawn by the Majority Banks.

                 (c) Within the limits of the obligations of the Issuing Bank set forth above, each Borrower may request the Issuing Bank to Issue one or more Letters of Credit, reimburse the Issuing Bank for payments made thereunder pursuant to Section 3.03(a), and request the Issuing Bank to Issue one or more additional Letters of Credit under this Section 3.01.

                 SECTION 3.02. Issuing the Letters of Credit. Each
Letter of Credit shall be issued on at least five Business Days' notice from the Borrower to the Issuing Bank specifying the Borrower and the date, amount, expiry, and beneficiary thereof, accompanied by such application and agreement for the letter of credit and other documents as the Issuing Bank may specify to such Borrower, each in form and substance satisfactory to the Issuing Bank. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in Section 3.01 and Article V, the Issuing Bank will Issue such Letter of Credit in the form specified in such notice and such application and agreement for letter of credit and shall promptly notify the Agent thereof.

                 SECTION 3.03.  Reimbursement Obligations. (a)
Notwithstanding any provisions to the contrary in any application and agreement for letter of credit applicable to any Letter of Credit, each Borrower shall in respect of each Letter of Credit issued for its account:

                          (i) pay to the Issuing Bank an amount equal to, and in
                 reimbursement for, each amount which the Issuing Bank pays under any Letter or Credit on or before the earlier of (A) the time specified therefor in the application and agreement for letter or credit applicable to such Letter or Credit or (B) the date which occurs one Business Day after payment of such amount by the Issuing Bank under the Letter or Credit; and

                          (ii) pay to the Issuing Bank interest on any amount
                 remaining unpaid under clause (i) above from the date on which the Issuing Bank pays such amount under any Letter of Credit until such amount is reimbursed in full to the Issuing Bank pursuant to clause (i) above, payable on demand, in the case of the A Borrower, at a rate per annum of Reference Rate plus 1% per annum and, in the case of the B Borrower, at a rate per annum of Reference Rate; provided;
                 however, that any such amount which is not reimbursed to such Issuing Bank within one Business Day after notice thereof by the Issuing Bank shall thereafter bear interest, until such amount is reimbursed in full to such Issuing Bank pursuant to clause (i) above, payable on demand, in the case of the A Borrower, at a rate per annum of Reference Rate plus 3% per annum and, in the case of the B Borrower, at a rate per annum of Reference Rate plus 2% per annum.

                 (b) All amounts to be reimbursed to the Issuing Bank in accordance with subsection (a) above may, subject to the limitations set forth in Section 2.01 (exclusive of the minimum borrowing limitations), be paid from the proceeds of the Advances as follows:

                          (i) The A Borrower hereby authorizes the Banks to make
                 pursuant to Section 2.01(a) A Advances at the Reference Rate which are in the amounts of the reimbursement obligations of the A Borrower set forth in subsection (a) above, and further authorizes the Agent (A) to give the Banks, pursuant to Section 2.03(a), a Notice of Borrowing with respect to the A Borrowing comprised of such A Advances and (B) to distribute the proceeds of such A Advances to the Issuing Bank to pay such amounts. The A Borrower agrees that all such A Advances so made shall be deemed to have been requested by it, and directs that all proceeds thereof shall be used to pay such reimbursement obligations under subsection (a) above.

                          (ii) Each B Borrower hereby authorizes the Banks to
                 make pursuant to Section 2.01(b) B Advances at the Reference Rate which are in the amounts of the reimbursement obligations of each B Borrower set forth in subsection (a) above, and further authorizes the Agent (A) to give the Banks, pursuant to
                 Section 2.03(a), a Notice of Borrowing with respect to the B Borrowing comprised of such B Advances and (B) to distribute the proceeds of such B Advances to the Issuing Bank to pay such amounts. Each B Borrower agrees that all such B Advances so made shall be deemed to have been requested by it, and directs that all proceeds thereof shall be used to pay such reimbursement obligations under subsection (a) above.

                 SECTION 3.04. Participations Purchased by the Banks.
(a) On the date of Issuance of each Letter of Credit the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, an undivided interest and participation, to the extent of such Bank's Pro Rata share of such Letter of Credit and all Total Letter of Credit Liability relating to such Letter of Credit and all Loan Documents guaranteeing, supporting, or otherwise benefiting the payment of such Total Letter of Credit Liability. As to each Letter of Credit Issued or to be Issued by the Issuing Bank, the Agent will promptly (after it receives notification from the Issuing Bank pursuant to Section 3.02) notify each Bank of such Letter of Credit of the Borrower, and its date of Issue, amount, expiry, and reference number.

                 (b) In the event that any reimbursement obligation under
Section 3.03(a) is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks of the amount of such reimbursement obligation and each Bank shall immediately pay to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Bank's Pro Rata share of the amount of such unpaid reimbursement obligation with interest at the Federal Funds Rate for each day commencing on the day after such notification until such amount is paid to the Agent.

                 (c) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any Letter or Credit, the Issuing Bank shall pay such amount to the Agent, and the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof.

                  (d) Upon request of any Bank, the Agent shall furnish to such Bank copies of any Letter of Credit and any application and agreement for letter or credit and other documents related thereto as may be reasonably requested by such Bank.

                  (e) The obligation of each Bank to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances including, without limitation, any of the circumstances referred to in Section 3.06(b).

                  (f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Bank as a participant under Section 3.04(c) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to any Borrower, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

                  SECTION 3.05. Letter of Credit Fees. (a) The A Borrower hereby agrees to pay to the Agent for the account of each Bank (ratably in accordance with its A Commitment) a nonrefundable letter of credit fee with respect to each Letter of Credit issued for the account of the A Borrower on the maximum amount available to be drawn under such Letter of Credit from time to time from the date of Issuance of such Letter of Credit until the expiry or prior termination thereof at a rate of 3% per annum, payable on each three-month anniversary of the date of Issuance of such Letter of Credit and on such date of expiry or prior termination.

                  (b) Each B Borrower hereby agrees to pay to the Agent for the account of each Bank (ratably in accordance with its B Commitment) a nonrefundable letter of credit fee with respect to each Letter of Credit issued for the account of such B Borrower on the maximum amount available to be drawn under such Letter of Credit from time to time from the date of Issuance of such Letter of Credit until the expiry or prior termination thereof at a rate of 1.25% per annum, payable on each three-month anniversary of the date of Issuance of such Letter of Credit and on such date of expiry or prior termination.

                  (c) Each Borrower agrees to pay to the Issuing Bank, for its own account and on demand, (i) a non-refundable fronting fee in respect of each Letter of Credit issued for the account of such Borrower equal to 0.25% of the maximum amount to be drawn under such Letter of Credit on the date of Issuance of such Letter of Credit and payable on such date of Issuance and (ii) sums equal to standard fees (other than the letter of credit fees referred to in this Section 3.05(c)), charges and expenses that the Issuing Bank may impose, pay or incur in connection with the Issuance, amendment, administration, transfer or cancellation of any or all

Letters of Credit Issued for the account of such Borrower or in connection with any payment by the Issuing Bank thereunder.

                  SECTION 3.06. Indemnification; Nature of the Issuing Bank's Duties. (a) Each Borrower agrees to indemnify and save harmless the Agent, the Issuing Bank and each Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, the Issuing Bank or any Bank may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit Issued for the account of such Borrower or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under any such Letter of Credit.

                  (b) The obligations of each Borrower hereunder with respect to such Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of any
                  such Letter of Credit or Loan Document or any agreement or instrument relating thereto;

                           (ii) the existence of any claim, setoff, defense or
                  other right which any Borrower may have at any time against the beneficiary, or any transferee, of any such Letter of Credit, or the Issuing Bank, any Bank, or any other Person;

                           (iii) any draft, certificate, or other document
                  presented under any such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) any lack of validity, effectiveness, or
                  sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                           (v) any loss or delay in the transmission or
                  otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

                           (vi) any failure of the beneficiary to any such
                  Letter of Credit to strictly comply with the conditions required in order to draw upon any such Letter of Credit;

                           (vii) any misapplication by the beneficiary of any
                  such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                           (viii) any other circumstance or happening
                  whatsoever, whether or not similar to the foregoing;

provided, however, that notwithstanding the foregoing, neither the Issuing Bank, the Agent nor any Bank shall be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

                  SECTION 3.07. Increased Costs. (a) Change in Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Issuing Bank or
(ii) impose on the Issuing Bank or any Bank any other condition regarding letters of credit or, in the case of such Bank, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of Issuing or maintaining or, in the case of such Bank, having a participation in Letters of Credit, then, upon demand by the Issuing Bank or such Bank, as the case may be, (with a copy to the Agent) the Borrowers shall immediately pay to such Issuing Bank or such Bank, as the case may be, from time to time as specified by such Issuing Bank or such Bank, as the case may be, (with a copy to Agent) additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank, as the case may be, for such increased cost. Each certificate as to such increased cost, and amount thereof, incurred by the Issuing Bank or any Bank as a result of any event mentioned in clause (i) or (ii) above, submitted by the Issuing Bank or such Bank to each Borrower and the Agent, shall set out in reasonable detail the calculation of such amounts and shall be conclusive and binding for all purposes, absent manifest error.

                  (b) Capital. If the Issuing Bank or any Bank determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of the Issuing Bank or such Bank or any corporation controlling the Issuing Bank or such Bank as a consequence of, or with reference to, the Issuing Bank's commitment to Issue, issuance of, or, with respect to such Bank's commitment, to participate in, any Letter of Credit hereunder below the rate that the Issuing Bank or such Bank or such other corporation could have achieved but for compliance therewith (taking into account the policies of the Issuing Bank, such Bank or such corporation with regard to capital), then the Borrowers shall from time to time, upon demand by the Issuing Bank or such Bank (with a copy of such demand to the Agent), immediately pay to the

Issuing Bank or such Bank additional amounts sufficient to compensate the Issuing Bank or such Bank or other corporation for such reduction. A certificate as to such amounts, submitted to each Borrower and the Agent by the Issuing Bank or such Bank, shall be conclusive and binding for all purposes, absent manifest error. The Issuing Bank and each Bank agrees promptly to notify the Borrowers and the Agent of any circumstances that would cause the Borrowers to pay additional amounts pursuant to this subsection (b), provided, that, the failure to give such notice shall not affect any Borrower's obligation to pay such additional amounts hereunder.

                  (c) Survival of Obligations. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the agreements and obligations of each Borrower contained in this Section 3.07 shall survive the payment in full of the Advances (after the Revolver Termination Date).

                  SECTION 3.08. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall in all respects be deemed a part of this
Article III as if incorporated herein and shall apply to the Letters of Credit.

                              ARTICLE IVARTICLE IV

                                  THE GUARANTEE

                  SECTION 4.01. The Guarantee. The A Borrower (in its capacity as guarantor being the "Guarantor") hereby unconditionally jointly and severally guarantees (the "Guarantee") to each of the Banks, the Issuing Bank and the Agent the payment in full when due (whether at stated maturity, by reason of acceleration or otherwise) of all obligations (the "Obligations") of the B Borrowers under this Agreement and the Notes of the B Borrowers, or any document delivered in connection therewith, including without limitation reimbursement obligations for payments under Letters of Credit issued for the account of any B Borrower.

                  SECTION 4.02. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, the Issuing Bank and/or the Agent with respect thereto. The obligations of the Guarantor under this Guarantee are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce the Guarantee irrespective of whether any action is brought against any B Borrower or whether any B Borrower is joined in any such action or actions. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of this Agreement or any Note;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including any increase in the Obligations resulting from the extension of additional credit;

                  (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                  (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any B Borrower;

                  (v) any change, restructuring or termination of the corporate structure or existence of any B Borrower; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any B Borrower, or any other guarantor.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of any B Borrower or otherwise, all as though such payment had not been made.

                  SECTION 4.03. Waivers. The Guarantor hereby waives (and consents in advance to the taking, or the failure to take, any action specified below), to the fullest extent permitted by applicable law:

                  (i) any requirement that any Bank, the Issuing Bank or the Agent secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any B Borrower or any other person (including any other guarantor) or any collateral;

                  (ii) any defense arising by reason of any claim or defense based upon an election of remedies by any Bank, the Issuing Bank or the Agent (including, without limitation, an election to non-judicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any B Borrower, any other guarantor or any other Person or any collateral;

                  (iii) any defense arising by reason of the failure of any other Person to execute this Agreement or any other agreement or guaranty;

                  (iv) any defense or benefits that may be derived from California Civil Code Sections 2808, 2809, 2810, 2815, 2819, 2845 or 2850 or California Code of Civil Procedure Sections 580a, 580d (including, without limitation, any defense based on estoppel arising out of the operation of Section 580d of the California Code of Civil Procedure in the context of nonjudicial foreclosure or any comparable provision of the law of any other jurisdiction) or 726, or comparable provisions of the laws of any other jurisdiction and all other suretyship and other similar defenses it would otherwise have under the laws of California or any other jurisdiction;

                  (v) all rights and defenses arising out of an election of remedies by any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                  (vi) any duty on the part of any Bank, the Issuing Bank or the Agent to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any B Borrower and its assets now known or hereafter known by such Bank, the Issuing Bank or the Agent;

                  (vii) all benefits of any statute of limitations affecting the Guarantor's liability under this Guarantee or affecting the enforcement of this Guarantee or any of the Obligations or realization on any collateral for the Obligations;

                  (viii)   all setoffs and counterclaims;

                  (ix) promptness, diligence, presentment, demand for performance and protest;

                  (x) notice of non-performance, default, acceleration, protest or dishonor;

                  (xi) except for any notice otherwise required by applicable laws that may not be effectively waived by the Guarantor (all of which are hereby waived to the fullest extent permitted by law), notice of sale or other disposition of any collateral for the Obligations; and

                  (xii) notice of acceptance of this Guarantee and of the existence, creation or incurring of new or additional Obligations.

                  SECTION 4.04. Waiver of Subrogation. Until the Obligations are paid in full, Guarantor hereby irrevocably waives any claim or other rights (including, without limitation, any rights arising under California Civil Code Sections 2847, 2848 or 2849) that it may now or hereafter acquire against any B Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification by or from any B Borrower and any right to participate in any claim or remedy of any Bank against any B Borrower or any collateral for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any B Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of (x) the payment in full in cash of the Obligations and all other amounts payable under this Guarantee and (y) the expiration or termination of any commitment of any Bank to extend credit under any this Agreement, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the transactions provided for in this Agreement, and that the waiver set forth in this Section 4.04 is knowingly made in contemplation of such benefits.

                  SECTION 4.05 Financial Condition of B Borrowers. The Guarantor represents to each Bank, the Issuing Bank and the Agent that the Guarantor is now and will be completely familiar with the business, operations and conditions of the B Borrowers, and the Guarantor hereby waives and relinquishes any duty on the part of any Bank, the Issuing Bank or the Agent to disclose any matter, fact or thing relating to the business, operations or conditions of the B Borrowers now known or hereafter known by such Bank, the Issuing Bank or the Agent.

                               ARTICLE VARTICLE V

                              CONDITIONS OF LENDING

                  SECTION 5.01. Condition Precedent to Initial Advances and Letters of Credit. The obligation of each Bank to make its initial Advance, the Issuing Bank to issue the initial Letter of Credit and the Agent to make its initial Swing Line Advance is subject to the conditions precedent that (x) the Borrowers shall have paid the fees referred to in Section 2.04 that are due and payable on such day, (y) INMAC B.V. shall have sold notes under the Prudential Agreement in the principal amounts of $13,000,000 and Dfl. 10,918,600 with the net proceeds thereof to be not less than $13,000,000 and Dfl. 10,918,600 and with the terms and conditions thereof to be satisfactory to the Majority Banks, and (z) the Agent shall have received on or before the day of the initial Borrowing, Letter of Credit or Swing-Line Advance, as the case may be, the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

                  (a) The Notes to the order of the Banks, respectively.

                  (b) Certified copies and certified English translations (if appropriate) of the resolutions of the Board of Directors of each Borrower approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document.

                  (c) A signed copy and a certified English translation (if appropriate) of a certificate of an appropriate officer or director of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

                  (d) A favorable opinion of Baker & McKenzie, counsel for the A Borrower and special U.S. counsel for each B Borrower, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Agent may reasonably request.

                  (e) A favorable opinion of counsel for each B Borrower, substantially in the form of Exhibit D-1 through Exhibit D-5 hereof, respectively, and as to such other matters as any Bank through the Agent may reasonably request.

                  SECTION 5.02. Conditions Precedent to Each Borrowing and Letter of Credit. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing), of the Agent to make each Swing-Line Advance (including the initial Swing-Line Advance) and of the Issuing Bank to Issue each Letter of Credit

(including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Borrowing, Advance or Issuance, as the case may be, (a) the following statements shall be true and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing, the applicable notice of a Swing-Line Advance and the acceptance of the proceeds thereof or the applicable notice to request the Issuance of Letter of Credit, as the case may be, shall constitute a representation and warranty by each Borrower that on the date of such Advance, Swing-Line Advance or Issuance, respectively, such statements are true:

                  (i) The representations and warranties contained in Article VI of this Agreement are correct on and as of such date, before and after giving effect to such transaction, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such transaction or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                              ARTICLE VIARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks to enter this Agreement and to make Advances, the Agent to make Swing-Line Advances and the Issuing Bank to Issue Letters of Credit hereunder, each Borrower represents and warrants as follows:

                  SECTION 6.01. Corporate Status. Each Borrower and each of its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of organization. Each Borrower and each of its Subsidiaries (i) has the power and authority to own its property and assets and to transact the business in which it is engaged, and (ii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where it owns or leases real property and in which failure to be duly qualified and in good standing would have a material adverse effect on the business operations, property or financial or other condition of such Borrower or Subsidiary taken as a whole.

                  SECTION 6.02. Corporate Power and Authority. The execution, delivery and performance by each Borrower of each Loan Document to which it is or will be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no authorization, approval or other action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of such Borrower or of any agreement, indenture or instrument evidencing Debt or other material instrument binding upon such Borrower or result in the creation or imposition of any Lien on the property or assets of such Borrower.

                  SECTION 6.03. Binding Effect. This Agreement and the Note executed by each Borrower is the legal, valid and binding obligation of such Borrower and is enforceable against such Borrower in accordance with its terms.

                  SECTION 6.04. Financial Information. (a) The Consolidated balance sheet of the A Borrower as of April 30, 1995 and the related Consolidated statements of earnings, shareholders' equity and changes in the financial position of the A Borrower for the nine month period then ended, copies of which have been furnished to the Agent, fairly present, in conformity with GAAP, the Consolidated financial position of the A Borrower as of such date and its Consolidated results of operations.

                  (b) Since April 30, 1995 and up to and including the date hereof, there has been no material adverse change in the business, financial position, results of operations or prospects of the A Borrower and its Subsidiaries taken as a whole.

                  SECTION 6.05. Litigation. Except as disclosed to the Agent in writing, there is no action, suit or proceeding pending against or, to the knowledge of any Borrower, threatened against or affecting, any Borrower or any Subsidiary thereof before any court or arbitrator or any governmental body, agency or official, which might result in (a) a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries, taken as a whole, of (b) the material impairment of the ability of any Borrower to perform any of its obligations hereunder or the legality, validity or enforceability of this Agreement or any Note.

                  SECTION 6.06. Not an Investment Company. No Borrower or Subsidiary thereof is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 6.07. Compliance With Laws. Except as disclosed on
Schedule V hereto, the A Borrower and its Subsidiaries (i) have complied in all material respects with all applicable laws, statutes, rules and regulations, including environmental laws, and neither the A Borrower nor any Subsidiary has received (A) notice of any material failure so to comply or (B) any information that would lead it to believe that it is the subject of any Federal, state, local or foreign investigation; (ii) does not manage, generate, transport, discharge or store any hazardous materials in material violation of any material environmental laws; (iii) does not own, operate or maintain any underground storage tanks or surface impoundments; and (iv) is not aware or any conditions or circumstances associated with its currently or previously owned or leased properties or operations (or those of its tenants), in each case which may give rise to any material liability, fines, penalties or other obligations.

                  SECTION 6.08. Taxes. Each of the Borrowers and each Subsidiary thereof has filed all tax returns and reports required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other material taxes, assessments and governmental charges which have become due except for those which each such Borrower or Subsidiary is contesting in good faith and has disclosed to the Agent. The charges, accruals and reserves on the books of each such Borrower and Subsidiary in respect of taxes or other governmental charges are provided in accordance with GAAP.

                  SECTION 6.09. Full Disclosure. All information heretofore furnished by each Borrower to the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Borrower to the Agent will be, true, accurate and complete in every material respect on the date as of which such information is stated or certified and does not or will not, as the case may be, omit any material fact necessary to make such information not misleading.

                             ARTICLE VIIARTICLE VII

                           COVENANTS OF THE BORROWERS

                  SECTION 7.01. Affirmative Covenants So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, each Borrower covenants and agrees, unless the Majority Banks otherwise consent in writing, that:

                  (a)  Information.  The Borrowers shall deliver to the Agent:

                           (i) as soon as available and in any event within 90
                  days after the end of each fiscal year of the A Borrower, a Consolidated balance sheet of the A Borrower as of the end of such fiscal year and related statements of earnings, shareholders' equity and cash flow for such fiscal year; setting forth in each case in comparative form the figures for the preceding fiscal year, all reported in compliance with GAAP consistently applied and certified as accurate and true by the chief financial officer of the A Borrower; and in the case of Consolidated annual statements certified as provided in the A Borrower's 10-K filed with the Securities Exchange Commission by a nationally recognized public accounting firm, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the A Borrower, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof and a copy of the management letter from such accounting firm accompanying such financing statements;

                           (ii) as soon as available and in any event within 45
                  days after the end of the first three fiscal quarters of the A Borrower, a Consolidated balance sheet for the A Borrower as of the end of such quarter, the related statements of earnings for such quarter, and the related statements of shareholders' equity and cash flows for the portion of the A Borrower's fiscal year ended at the end of such quarter prepared in accordance with GAAP consistently applied and certified by the A Borrower's chief financial officer, setting forth in each case in comparative form the figures for the corresponding previous year end, in the case of such balance sheet and statement of shareholders' equity, and for the corresponding portion of the A Borrower's previous fiscal year, in the case of such statements of earnings, together with unaudited statements of operations of revenues and gross profits by product segment;

                           (iii) simultaneously with the delivery of each set of
                  financial statements referred to in clauses (i) and (ii) above (the "Financial Statement"), a certificate of the A Borrower's chief financial officer (i) setting forth in reasonable detail the calculations required to establish whether the Borrowers were in compliance with the applicable financial covenants set forth in Section 7.03 and 7.04 hereof, as the case may be, and
                  (ii) stating that on the date of such certificate there is no Event of Default or Default, or if any such Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the remedial action which the Borrowers propose to take with respect thereto;

                           (iv) as soon as available and in any event within 45
                  days after the end of each quarter, a Consolidating balance sheet for the A Borrower as of the end of such quarter and the related Consolidating statement of earnings for such quarter;

                           (v) promptly upon the filing thereof, copies of any
                  registration statements and annual, quarterly or monthly reports which the A Borrower shall have filed with the Securities and Exchange Commission;

                           (vi) if and when the A Borrower or any Subsidiary
                  thereof or any plan administrator gives or is required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which is not a Multi-employer Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or with respect to any Multi-employer Plan, receives notice as prescribed in ERISA of any material withdrawal liability assessed against the A Borrower or any such Subsidiary, a copy of such notice;

                           (vii) promptly after receipt thereof, a copy of each
                  report delivered to the A Borrower by any independent accounting firm in connection with any annual, interim or special audit of the A Borrower;

                           (viii) not later than each September 30, in the case
                  of the A Borrower, deliver a certificate reflecting projected compliance with the covenants contained in Sections 7.03 and
                  7.04 for each of the four fiscal quarters in the fiscal year ending on the succeeding July 31;

                           (ix) as may reasonably be requested by the Agent or
                  any Bank from time to time, a copy of each report or statement delivered by any Borrower pursuant to the Prudential Agreement except reports as to compliance with particular provisions of such Agreement;

                           (x) as soon as possible and in any event within five
                  days after any Borrower learns of the occurrence of an Event of Default, a statement by such Borrower's chief financial officer setting forth the details of such Event of Default and the remedial action which any Borrower proposes to take with respect thereto; provided, however, that no such statement need be furnished if the Event of Default is cured by the date on which such statement is due;

                           (xi) such additional financial information, including
                  the books and records of such Borrower, as the Agent or any Bank may reasonably request in writing to be provided by such Borrower as soon as reasonably possible.

                  (b) Payment of Taxes, Etc. Each Borrower shall pay and discharge, and cause each Subsidiary thereof to pay and discharge, before the same shall become delinquent, (i) all taxes, assessment and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Borrower nor any Subsidiary thereof shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                  (c) Equal and Ratable Liens. In the event that any Borrower grants a Lien (other than Permitted Liens) on any of its property, such Borrower shall at the same time grant a Lien of equal priority on such property to the Agent, for the benefit of the Banks, to secure such Borrower's obligations hereunder and, in connection therewith, shall execute such documents as the Agent reasonably requests.

                  (d) Maintenance of Property; Insurance. Each Borrower shall, and cause each of its Subsidiaries to (i) maintain or cause to be maintained in good repair, working order and condition all equipment and other properties necessary at that time in its business and that are material to the conduct of its business taken as a whole and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; (ii) comply with all applicable laws, rules, regulations and orders of all Federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies; except where such noncompliance could not reasonably be expected to result in material adverse effect or to the extent that such compliance is subject to a good faith contest; and
         (iii) maintain insurance in such amounts and against such liabilities and hazards as is, to the best of its knowledge, customarily maintained by other companies operating similar businesses.

                  (e) Preservation of Corporate Existence. Each Borrower shall continue, and cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by such Borrower or Subsidiary, as the case may be, and will preserve, renew and keep in full force and effect its corporate existence and its material rights, privileges and franchises necessary or desirable in the normal conduct of business; provided, however, that this Section 7.01(e) shall not prevent any transaction permitted by Section 7.02(b); provided, further, that, except as provided in Section 7.02(b)(ii)(A), the A Borrower will at all times own directly or indirectly 100% of the voting stock of each of its Subsidiaries on the date hereof; and, provided, further, that this Section 7.01(e) shall not prevent any transfer by the A Borrower in a single transaction or a series of related transactions within a six month period of substantially all of its assets (other than its rights to the name "INMAC" and its right to receive royalty payments from its Subsidiaries) to a Subsidiary formed under the laws of any state of the United States that is not an Exempt Subsidiary which, prior to any such transfer, has assumed all of the obligations of the A Borrower hereunder.

                  (f) Royalty Arrangements. In the case of each Borrower, maintain royalty arrangements between the A Borrower and the respective B Borrower on terms no less favorable to the A Borrower than exist on the Closing Date and as are set forth in Schedule III hereof, except changes to such terms to the extent needed to be in minimal compliance with requirements of law; provided, however,that in no event shall such changes terminate or reduce the minimum royalty payment to the A Borrower.

                  (g) Compliance With Laws. Each Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable material laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  (h) Visitation Rights. Each Borrower shall permit, and cause each of its Subsidiaries to permit, the Agent and any Bank, or any agents or representatives thereof, at any reasonable time and from time to time after notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and/or any Subsidiary, as the case may be, and to discuss the affairs, finances and accounts of such Borrower or Subsidiary, as the case may be, with any of their officers or directors and with their independent certified public accountants.

                  (i) Maintenance of Books, Property and Records. Each Borrower shall keep, and cause each of its Subsidiaries to keep, proper books of records and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and will permit the Agent and any Bank, and any agents or representatives thereof, to discuss the affairs, finances and accounts of such Borrower or Subsidiary, as the case may be, with its officers, employees and independent public accountants, at such reasonable times and as often as may be reasonably desired. Each of the Agent and the Banks will use reasonable efforts, consistent with its normal business practices, to maintain the confidentiality of any information so received.

                  (j) Currency Protection Agreements. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, substantially similar currency risk protection arrangements as in effect on the Closing Date, provided that none of such arrangements are speculative.

                  SECTION 7.02. Negative Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, each Borrower covenants and agrees, unless the Majority Banks otherwise consent in writing, that:

                  (a) Liens, Etc. No Borrower shall create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than Permitted Liens, provided that Permitted Liens in no event shall include any Lien on the stock of any direct or indirect Subsidiary of the A Borrower.

                  (b) Consolidations and Mergers. No Borrower shall at any time, nor shall it permit any of its Subsidiaries to, at any time merge or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets, except that:

                           (i) any Subsidiary of the A Borrower may merge or consolidate with or into the A Borrower; provided that the A Borrower is the continuing or surviving corporation,

                           (ii) any Subsidiary of the A Borrower may merge or consolidate with or into a directly or indirectly wholly-owned Subsidiary of the A Borrower (other than an Exempt Subsidiary) that is organized and domiciled either in the United States or in the country of such merged or consolidated Subsidiary;

                           (iii) any Subsidiary of the A Borrower may merge or consolidate with any other corporation other than the A Borrower or a directly or indirectly wholly-owned Subsidiary of the A Borrower, provided that, immediately after giving effect -------- to such merger or consolidation (a) in the case of a merger or consolidation involving a Subsidiary of the A Borrower, a directly or indirectly wholly-owned U.S. Subsidiary of the A Borrower or a directly or indirectly wholly-owned Subsidiary of the A Borrower organized under the laws of the country of such merged or consolidated Subsidiary is the continuing or surviving corporation and
                                    (b) no

                                    Default or Event of Default exists or would exist before or after giving effect to such merger or consolidation;

                           (iv) any Subsidiary may transfer assets to the A Borrower or a direct or indirect wholly-owned Subsidiary of the A Borrower (other than an Exempt Subsidiary) that is organized and domiciled either in the United States or in the country of the transferring Subsidiary;

                           (v) any Borrower or any Subsidiary thereof may sell inventory in the ordinary course of business or may transfer trade receivables to the extent permitted by Section 7.02(g);

                           (vi) any Borrower or any Subsidiary thereof may transfer assets that, in its good faith, reasonable judgment, have no further useful or productive capacity, are fully used or depreciated, are obsolete or are no longer necessary or productive in the ordinary course of its business;

                           (vii) any Borrower or any Subsidiary thereof may otherwise transfer assets, provided that after giving effect thereto (A) neither the Annual Percentage of Tangible Assets Transferred nor the Annual Percentage of Earnings Capacity Transferred pursuant to this clause (vii) shall exceed 5% and (B) neither the Cumulative Percentage of Tangible Assets Transferred nor the Cumulative Percentage of Earnings Capacity Transferred pursuant to this clause (vii) shall exceed 20%, assuming, for purposes of this clause (vii), that calculations are made with respect to the Borrowers and their Subsidiaries only on a Consolidated basis.

                                    For purposes of determining compliance with the provisions of this Section, transfers of assets described in clause (iv) - (vi) above shall not be included in making the calculations required for the percentage limitations set forth in clause (vii) above.

                  (c) Debt. Neither the A Borrower nor any of its Subsidiaries shall incur, assume, or suffer to exist any Debt except:

                           (i)      the Notes and other obligations thereunder;

                           (ii) obligations under the Prudential Agreement and the guarantees delivered in connection therewith;

                           (iii) overdraft facilities of the A Borrower and any Subsidiary thereof, provided the outstanding principal amount of such facilities is not in excess of $500,000 for either the A Borrower or any Subsidiary thereof and, provided, further, that the outstanding principal amount of all such facilities in the aggregate is not in excess of $2,500,000;

                           (iv) Capitalized Leases Obligations in an aggregate principal amount not in excess of $10,000,000;

                           (v) in the case of Exempt Subsidiaries, Debt to the Borrowers in an aggregate outstanding principal amount (when combined with the aggregate outstanding amount of investments in Exempt Subsidiaries after the Closing Date by the Borrowers) not in excess of $5,000,000 and other Debt in an aggregate outstanding principal amount not in excess of $3,000,000;

                           (vi) in the case of any Subsidiary of the A Borrower (other than an Exempt Subsidiary) Debt owed to any wholly-owned Subsidiary of the Borrower or to the A Borrower or in the case of the A Borrower, Debt owed to any Subsidiary thereof; and

                           (vii) in the case of the Borrowers, other than as described in the preceding clauses (i) through (vi) of this paragraph (c), (A) INMAC GMBH may maintain until September 15, 1995 not more than 7,500,000DM of Debt with Barclays Bank plc and 3,500,000DM of Debt with National Westminster Bank plc; (B) INMAC AB may maintain until September 15, 1995 not more than SEK 5,100,000 of Debt with Barclays Bank plc; (C) INMAC B.V. may maintain until September 15, 1995 not more than Dfl.3,882,000 of Debt with Midland Bank plc; (D) INMAC Corp. may maintain until July 25, 1995 not more than Y456,800,000 and
                                    $3,860,000 of Debt with ABN AMRO Bank N.V.;
                                    and (E) Debt in an aggregate outstanding principal amount not in excess of $5,000,000 for all B Borrowers, provided that the amount of such Debt of any individual Borrower shall not be in outstanding principal amount in excess of $2,000,000.

                  (d)      Restricted Payments.

                           (i) The A Borrower shall not permit any of its
                  Subsidiaries to incur or permit to exist any restriction on such Subsidiary's ability to make Restricted Payments to such Borrower or the Subsidiaries of such Borrower or to otherwise transfer earnings or assets to such Borrower or the Subsidiaries of such Borrower.

                           (ii) The A Borrower shall not at any time make, pay
                  or declare any Restricted Payments in excess of 25% (or minus 100% in the case of losses) of cumulative Consolidated Net Income of the A Borrower for the period from the quarter beginning July 31,1995 to the date of such payment or declaration.

                  (e) Limitation on Sales and Leasebacks. No Borrower shall, nor shall it permit any of its Subsidiaries to, at any time enter into any contract for the sale and leaseback of property if the net proceeds of such sale, together with the net proceeds of all prior such sales during the term of this Agreement, exceeds $5,000,000; provided that in all cases such sales are subject to, and permitted by subsection (b) of this Section 7.02 and the resulting lease obligation is subject to, and permitted by, subsection (g) of Section 7.04.

                  (f) Transactions with Affiliates. No Borrower shall, nor shall it permit any of its Subsidiaries to, at any time enter into or consummate any transactions with Affiliates or shareholders or other related entities on terms other than such terms that could be obtained on an arms-length basis from unaffiliated third-parties.

                  (g) Trade Receivables. No Borrower shall, nor shall it permit any of its Subsidiaries to, at any time sell or discount trade receivables with recourse, or discount or otherwise sell receivables for less than their face value, except (i) as is customary in countries other than the United States and as described in writing provided prior to the Closing Date and is acceptable to the Majority Banks, (ii) sales without recourse of receivables, the collection of which is doubtful in accordance with GAAP, and (iii) sales between the Borrowers.

                  (h) Permitted Investments. No Borrower shall, nor shall it permit any of its Subsidiaries to, at any time make or permit to remain outstanding any loans, advances or investments except Permitted Investments.

                  SECTION 7.03 Financial Covenants of the A Borrower. So long as any Note of the A Borrower shall remain unpaid or any A Letter of Credit Liability shall remain outstanding, the A Borrower covenants and agrees, unless the Majority Banks otherwise consent in writing, that:

                  (a) Tangible Net Worth. It shall maintain Tangible Net Worth determined at the end of each fiscal quarter of not less than the sum of $20,000,000 plus 75% of its positive Net Income for the period from the fiscal quarter subsequent to the Closing Date to the date of determination plus 75% of the aggregate amount of all equity contributions (exclusive of purchases not in excess of $1,000,000 pursuant to employee stock programs) to the A Borrower during the period from the Closing Date to the date of determination.

                  (b) Debt Ratio. It shall not permit its Debt Ratio determined at the end of each fiscal quarter to exceed 0.4:1.

                  (c) Profitability. It shall not permit its Net Losses to exceed its Net Income on a Consolidated basis by more than $1,000,000 for any two consecutive fiscal quarters.

                  (d) Net Worth of INMAC S.A. It shall take all necessary action so that the "Net Worth" (as defined in Section 10.06(b)(ii) hereof) of INMAC S.A. shall not be less than, at any time, $22,000,000 through the Revolver Termination Date.

                  SECTION 7.04. Financial Covenants of the Borrowers. So long as any Note shall remain unpaid, any Letter of Credit Liability shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, each Borrower covenants and agrees, unless the Majority Banks otherwise consent in writing, that:

                  (a) Consolidated Tangible Net Worth. It shall cause the A Borrower to maintain a Consolidated Tangible Net Worth determined at the end of each fiscal quarter of not less than the sum of $32,000,000 plus 75% of cumulative positive Consolidated Net Income of the A Borrower for the period from the fiscal quarter subsequent to the Closing Date to the date of determination plus 75% of the aggregate amount of all equity contributions (exclusive of purchases not in excess of $1,000,000 pursuant to employee stock programs) to the A Borrower during the period after July 30,1994 to the date of determination.

                  (b) Consolidated Debt Ratio. It shall not permit the A Borrower's Consolidated Debt Ratio determined at the end of each fiscal quarter to exceed 0.45:1.

                  (c) Consolidated Profitability. It shall not permit the A Borrower's Net Losses to exceed its Net Income on a Consolidated basis for any two consecutive fiscal quarters.

                  (d) Capital Expenditures. The aggregate Capital Expenditures in any fiscal year for all Borrowers shall not exceed $10,000,000.

                  (e) Consolidated Current Ratio. It shall cause the A Borrower to maintain a Consolidated Current Ratio, determined at the end of each fiscal quarter, of not less than 1.25:1.

                  (f) Consolidated Quick Ratio. It shall cause the A Borrower to maintain a Consolidated Quick Ratio, determined at the end of each fiscal quarter, of not less than 0.55:1.

                  (g) Consolidated Fixed Charge Ratio. It shall cause the A Borrower to maintain a Consolidated Fixed Charge Ratio determined for each fiscal quarter of not less than 2:1 on the last day of such fiscal quarter.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  SECTION 8.01 Events of Default. If any of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any Borrower shall fail to pay when due any principal of any Advance or Swing-Line Advance or any reimbursement obligation under any Letter of Credit; or shall fail to pay any interest on any Advance or Swing-Line Advance or any fees or other amounts payable under any Loan Document within five Business Days after the same becomes due and payable; or

                  (b) any Borrower shall fail to observe or perform any covenant contained in subsection (e) of Section 7.01 and Section 7.02, 7.03 and
         7.04 hereof; or

                  (c) any representation, warranty, certification or statement made by any Borrower (or any of its officers) in any Loan Document or certificate, financial statement or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for thirty days after written notice thereof has been given to such Borrower by the Agent or any Bank; or

                  (e) any Borrower or any Subsidiary thereof shall fail to make any payment in respect of Debt for borrowed money in excess of $1,000,000 (other than Debt hereunder but including Debt under the Prudential Agreement) when due (after giving effect to any applicable grace period) whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or any Borrower or Subsidiary thereof shall fail to perform beyond any period of grace with respect thereto any term, covenant or agreement on its part to be performed under any agreement or instrument (other than the Loan Documents) evidencing or securing or relating to such Debt by such Borrower or Subsidiary thereof when required to be performed, if the effect of such failure is to accelerate (or permit the acceleration of) the maturity thereof; or

                  (f) any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (g) an involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its Debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower under the Bankruptcy Code or similar law under its jurisdiction of formation; or

                  (h) a judgment or order for the payment of money in excess of $3,000,000 shall be rendered against any Borrower or any Subsidiary thereof and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

                  (i) the A Borrower shall fail to pay when due any material amount which is either uncontested or, if contested, the subject of a final nonappealable decision and which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans, which proceedings involve a significant likelihood of an outcome which will materially adversely affect the ability of the A Borrower to perform its obligations under any Loan Document; or the A Borrower shall fail to pay when due any material withdrawal liability with respect to any Multi-employer Plan which is uncontested or, if contested, is the subject of a final nonappealable decision and the A Borrower fails to discharge, satisfy or otherwise eliminate such liability with respect to any Multiemployer Plan within the time required by the judgment;

                  (m) any provision of the Guarantee after delivery shall for any reason cease to be valid and binding on the Guarantor, or the Guarantor shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to each Borrower, declare the obligation of each Bank to make Advances, the obligation of the Agent to make Swing-Line Advances and the obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to each Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, (iii) shall at the request, or may with the consent, of the Majority Banks demand that each Borrower, and if such demand is made each Borrower shall, pay to the Agent for the benefit of the Issuing Bank, an amount in immediately available funds equal to its share of the then outstanding Total Letter of Credit Liability which shall be held by the Agent (or the Issuing Bank) as cash collateral in a cash collateral account under the exclusive control and dominion of the Agent (or the Issuing Bank) and applied to the reduction of such Borrower's share of the Total Letter of Credit Liability as drawings are made on outstanding Letters of Credit, and (iv) shall at the request, or may with the consent, of the Majority Banks exercise any other remedies provided hereunder or by law; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower or any of its Subsidiaries under the Federal Bankruptcy Code or similar law under such Borrower's or Subsidiary's jurisdiction of formation, (A) the obligation of each Bank to make Advances, of the Agent to make Swing-Line Advances and of the Issuing Bank to Issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE IX

                                    THE AGENT

                  SECTION 9.01. Authorization and Action. Each Bank and the Issuing Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks, and such instructions shall be binding upon all Banks, the Issuing Bank and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank and the Issuing Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 9.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof and treat the Banks that purchased or funded a participation with respect to a Letter of Credit as the holder or owner of Debt resulting therefrom until the Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Bank party hereto, in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Borrower or any Subsidiary thereof or to inspect the property (including the books and records) of such Borrower or Subsidiary thereof; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 9.03. ABN AMRO Bank N.V. and its Affiliates. With respect to its Commitment, the Advances made by it, the Note issued to it and the participations in Letters of Credit purchased by it, ABN AMRO Bank N.V. shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include ABN AMRO Bank N.V. in its individual capacity. ABN AMRO Bank N.V. and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Subsidiaries thereof and any Person who may do business with or own securities of any such Borrower or Subsidiary thereof, all as if ABN AMRO Bank N.V. were not the Agent and without any duty to account therefor to the Banks.

                  SECTION 9.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Bank and based on the financial statements referred to in Section
6.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and any other Loan Document.

                  SECTION 9.05. Indemnification. The Banks agree to indemnify the Agent and the Issuing Bank (in each case, to the extent not reimbursed by any Borrower), ratably according to the respective principal amounts of the Advances then held by each of them (or, if no Advances are at the time outstanding, ratably according to the respective amounts of their commitments hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Issuing Bank, as the case may be, in any way relating to or arising out of this Agreement, any other Loan Document or any Letter of Credit or any action taken or omitted by the Agent or the Issuing Bank, as the case may be, under this Agreement, any other Loan Document or any Letter of Credit; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Issuing Bank's, as the case may be, gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent or the Issuing Bank, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any Letter of Credit to the extent that the Agent or the Issuing Bank, as the case may be, is not reimbursed for such expenses by any Borrower.

                  SECTION 9.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and each Borrower and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, the laws of the United Kingdom or the laws of France and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and any other Loan Document. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and any other Loan Document.

                                    ARTICLE X

                       THE OBLIGATIONS OF THE B BORROWERS

                  SECTION 10.01. Liability of each B Borrower. Each B Borrower agrees that such B Borrower is jointly and severally liable to each Bank, the Issuing Bank and the Agent for all Obligations (as defined in Section 4.01).

                  SECTION 10.02. Absolute Liability. Each B Borrower agrees that the Obligations will be paid strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, the Issuing Bank and/or the Agent with respect thereto. The obligations of each B Borrower under this
Article X are independent of the Obligations, and a separate action or actions may be brought and prosecuted against such B Borrower to enforce this Article X irrespective of whether any action is brought against any other B Borrower or whether any other B Borrower is joined in any such action or actions. The liability of such B Borrower under this Article X shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of this Agreement or any Note;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including any increase in the Obligations resulting from the extension of additional credit;

                  (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                  (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any other B Borrower;

                  (v) any change, restructuring or termination of the corporate structure or existence of any other B Borrower; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any other B Borrower, or any guarantor.

The provisions of this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of any other B Borrower or otherwise, all as though such payment had not been made.

                  SECTION 10.03. Waiver. Each B Borrower hereby waives (and consents in advance to the taking or failure to take, any action specified below), to the fullest extent permitted by applicable law:

                  (i) any requirement that any Bank, the Issuing Bank or the Agent secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other B Borrower or any other person (including any other guarantor) or any collateral;

                  (ii) any defense arising by reason of any claim or defense based upon an election of remedies by any Bank, the Issuing Bank or the Agent (including, without limitation, an election to non-judicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any other B Borrower, any guarantor or any other Person or any collateral;

                  (iii) any defense arising by reason of the failure of any other Person to execute this Agreement or any other agreement or guaranty;

                  (iv) any defense or benefits that may be derived from California Civil Code Sections 2808, 2809, 2810, 2815, 2819, 2845 or 2850 or California Code of Civil Procedure Sections 580a, 580d (including, without limitation, any defense based on estoppel arising out of the operation of Section 580d of the California Code of Civil Procedure in the context of nonjudicial foreclosure or any comparable provision of the law of any other jurisdiction) or 726, or comparable provisions of the laws of any other jurisdiction and all other suretyship and other similar defenses it would otherwise have under the laws of California or any other jurisdiction;

                  (v) all rights and defenses arising out of an election of remedies by any Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such B Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                  (vi) any duty on the part of any Bank, the Issuing Bank or the Agent to disclose to such B Borrower any matter, fact or thing relating to the business, operation or condition of any other B Borrower and its assets now known or hereafter known by such Bank, the Issuing Bank or the Agent;

                  (vii) all benefits of any statute of limitations affecting such B Borrower's liability under this Article X or affecting the enforcement of this Article X or any of the Obligations or realization on any collateral for the Obligations;

                  (viii) all setoffs and counterclaims;

                  (ix) promptness, diligence, presentment, demand for performance and protest;

                  (x) notice of non-performance, default, acceleration, protest or dishonor;

                  (xi) except for any notice otherwise required by applicable laws that may not be effectively waived by such B Borrower (all of which are hereby waived to the fullest extent permitted by law), notice of sale or other disposition of any collateral for the Obligations; and

                  (xii) notice of acceptance of this Article X and of the existence, creation or incurring of new or additional Obligations.

                  SECTION 10.04. Waiver of Subrogation . Until the Obligations are paid in full, each B Borrower hereby irrevocably waives any claim or other rights (including, without limitation, any rights arising under California Civil Code Sections 2847, 2848 or 2849) that it may now or hereafter acquire against any other B Borrower that arise from the existence, payment, performance or enforcement of such B Borrower's obligations under this Article X, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification by or from any other B Borrower and any right to participate in any claim or remedy of any Bank against any other B Borrower or any collateral for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other B Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such B Borrower in violation of the preceding sentence at any time prior to the later of (x) the payment in full in cash of the Obligations and all other amounts payable under this Article X and (y) the expiration or termination of any commitment of the Bank to extend credit under any this Agreement, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Obligations and all other amounts payable under this Article X, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Article X thereafter arising. Each B Borrower acknowledges that it will receive direct and indirect benefits from the transactions provided for in this Agreement, and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

                  SECTION 10.05. Financial Condition of B Borrowers. Each B Borrower represents to each Bank, the Issuing Bank and the Agent that such B Borrower is now and will be completely familiar with the business, operations and conditions of the other B Borrowers, and such B Borrower hereby waives and relinquishes any duty on the part of any Bank, the Issuing Bank or the Agent to disclose any matter, fact or thing relating to the business, operations or conditions of the other B Borrowers now known or hereafter known by such Bank, the Issuing Bank or the Agent.

                  SECTION 10.06. Certain Limitations. Section 10.01 of this Agreement notwithstanding:

                  (a) the liability of INMAC GmbH under this Agreement for the Obligations of any other B Borrower shall at all times be limited to the amount by which INMAC GmbH's equity (the calculation of which shall take into account the captions reflected in Section 266(3)A I through V of the German Commercial Code) at that time exceeds INMAC GmbH's registered share capital (the "Surplus Equity") and further provided that in determining the Surplus Equity such liabilities shall not be valued below their true value and such assets shall not be valued above their true realizable value so that such liabilities under this Agreement would at no time require the payment of any monies which are needed to maintain a net asset value which is at least equal to INMAC GmbH's registered share capital;

                  (b) the liability of INMAC SA under this Agreement shall at all times be limited to the Maximum Financial Capacity of Inmac S.A. at the time of such payment where "Maximum Financial Capacity" means, as of the time of its determination, an amount equal to the excess of (i) the Net Worth of Inmac S.A. over (ii) $1,000,000 and where "Net Worth" means, with respect to Inmac S.A., its "capitaux propres" as determined in accordance with French generally accepted accounting principles as reflected in the annual financial statements for the most recently ended fiscal year of Inmac S.A.; and

                   (c) the liability of INMAC AB under this Agreement for the Obligations of any other B Borrower shall at all times (i) not include any such Obligations to the extent the proceeds of the respective B Borrowings are loaned directly or indirectly to the A Borrower and (ii) be limited to the amount which corresponds to the unrestricted equity of INMAC AB ("fritt eget kapital") calculated in accordance with Chapter 12, Section 2 of the Swedish Companies Act.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following: (a) waive any of the conditions specified in Article V, (b) increase the Commitments of the Banks or subject the Banks to any additional monetary obligations, (c) reduce the principal of, or interest on, the Advances, the Swing-Line Advances or the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any regularly scheduled payment of principal of, or interest on, the Advances, the Swing-Line Advances or the Notes or any fees or other amounts payable hereunder or waive any such payment when due, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, the Swing-Line Advances or the Notes, or the number or percentage of Banks, which shall be required for the Banks or any of them to take any action hereunder or (f) amend this Section 11.01 or Section 11.16; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to each of the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note or the principal, interest on or repayment of any Swing-Line Advance; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Issuing Bank under this Agreement.

                  SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed (by certified mail, return receipt requested), telecopied or delivered, if to any Borrower, at INMAC CORP., 2465 Augustine Drive, Santa Clara, California, 95052-8031, Attention: Mr. Kermit Nolan, Treasurer; if to any Bank, at its Eurocurrency Lending Office specified opposite its name on Schedule I hereto; and if to the Agent or the Issuing Bank, at ABN AMRO BANK N.V., San Francisco International Branch, 101 California Street, Suite 4550, San Francisco, California, 94111-5812, Attention: Mr. Jeffrey French, with a copy to ABN AMRO BANK N.V., 335 Madison Avenue, New York, New York, 10017,
Attention: Ms. Linda Boardman; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed (by certified mail, return receipt requested) or telecopied, be effective when deposited in the mails or confirmed received in the case of a telecopy, except that notices and communications to the Agent pursuant to Article II or IX or to the Issuing Bank pursuant to

Article III or IX shall not be effective until received by the Agent on the Issuing Bank, as the case may be.

                  SECTION 11.03. No Waiver; Remedies. No failure on the part of any Bank, the Issuing Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.04. Costs, Expenses and Taxes. (a) Each Borrower agrees to pay the Agent and the Issuing Bank on demand all reasonable costs and expenses of the Agent and the Issuing Bank, respectively, in connection with the preparation, negotiation, approval, execution, delivery, filing, recording, administration, modification and amendment of any of the Loan Documents and the other documents to be delivered under such Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special and local counsel for the Agent and the Issuing Bank with respect thereto and with respect to advising the Agent and the Issuing Bank as to its rights and responsibilities under any Loan Document and the other documents to be delivered hereunder and thereunder. Each Borrower further agrees to pay on demand (i) all costs and expenses, if any, of the Agent, the Issuing Bank or any Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any Loan Document and any the other documents to be delivered under such Loan Document, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 11.04, and (ii) all costs and expenses in connection with appraisals, valuations, audits and search reports, all insurance and title costs, and all filing and recording fees required hereby or associated with any enforcement of rights or remedies specified in clause (i).

                  (b) If any payment of principal of any Advance is made other than on the last day of the Interest Period for such Advance or the maturity date for such Advance as specified in accordance with Section 2.06, as a result of a payment pursuant to Section 2.12, acceleration of the maturity of the Notes pursuant to Section 8.01 or for any other reason, such respective Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

                  SECTION 11.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 8.01 or to demand payment of all then outstanding Total Letter of Credit Liability, each Bank is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under any Loan Document to such Bank (including, to the fullest extent permitted by law, obligations indirectly owed to such Bank by virtue of its purchase of a participation of the Total Letter of Credit Liability pursuant to Section 3.04), whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify such Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 11.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 11.06. Judgment. (a) If for the purposes of obtaining a judgment in any court it is necessary to convert a sum due hereunder or under the Notes in Dollars or in an Alternative Currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Alternative Currency at the close of business on the Business Day immediately preceding that on which the final judgment is given.

                  (b) The obligation of each Borrower in respect of any sum due in the Original Currency from it to any Bank, the Issuing Bank or the Agent hereunder or under the Note held by such Bank shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Bank, the Issuing Bank or the Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Bank, the Issuing Bank or the Agent, as the case may be, may in accordance with normal banking procedures purchase Dollars or the appropriate Alternative Currency, as the case may be, with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank, the Issuing Bank or the Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Bank, the Issuing Bank or the Agent, as the case may be, in the Original Currency, such Bank, the Issuing Bank or the Agent,as the case may be, agrees to remit to each Borrower such excess.

                  SECTION 11.07. Indemnification. Each Borrower agrees to defend, protect, indemnify and hold harmless the Agent, each Bank and the Issuing Bank and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent, each Bank, the Issuing Bank and such Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, all fees and disbursements of counsel and environmental consultants which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee by any third-party, whether direct, indirect or consequential and whether based on any federal, state or foreign laws or other statutes or regulations (including, without limitation, securities and commercial laws and regulations), under common law or on equitable cause, or on contract, tort or otherwise, including, without limitation, those arising:

                  (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

                  (b) in connection with any investigation, litigation, proceeding or other action relating to any Loan Document (whether or not any Indemnitee is a party thereto); or

                  (c) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or any event occurring, in connection therewith, or the exercise of any rights or remedies thereunder;

provided, however, that, notwithstanding the foregoing, no Borrower shall be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's or such Indemnitee's Affiliate's, director's, officer's, employee's, attorney's or agent's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

                  This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Advances. The indemnification provisions set forth above shall be in addition to any liability any Borrower may otherwise have. Without prejudice to the survival of any other obligation of each Borrower hereunder, the indemnities and obligations of each such Borrower contained in this Section
11.07 shall survive the payment in full of the Advances and the Swing-Line Advances.

                  SECTION 11.08. Survival of Representations and Warranties. All representations and warranties made in, and in any certificates and other documents delivered pursuant to, this Agreement and any other Loan Document shall be deemed to have been relied upon by each Bank and shall survive the execution and delivery of this Agreement and any other Loan Document, regardless of any investigation made by or on behalf of any Bank, in full force and effect until payment in full of all liabilities on the part of the Borrowers arising under this Agreement or any other Loan Document.

                  SECTION 11.09. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower, the Agent and the Issuing Bank and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter it shall be binding upon and inure to the benefit of each Borrower, the Agent, the Issuing Bank and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

                  SECTION 11.10. Severability of Provisions. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.11. Assignments and Participations. (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its A Commitment, its B Commitment, the Advances owing to it and the Note or Notes held by it; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, including a constant percentage at its A Commitment and B Commitment, (ii) the amount of the A Commitment and B Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $4,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit E hereto, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500, and (v) the assignee shall execute a confidentiality agreement in such form as in effect at such time between the assigning Bank and the A Borrower]. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Agent shall maintain at its address referred to in
Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the A Commitment and B Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to each Borrower. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the A Commitment and B Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained an A Commitment and B Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments, the Advances owing to it and the Note or Notes held by it; provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its commitments to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, and
(iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Bank.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 11.12. Governing Law and Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of California. Each Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of California in any action or proceeding arising out of or in connection with this Agreement, the Advances, the Swing-Line Advances and the Notes.

                  SECTION 11.13. Execution in Counterparts; Headings and Table of Contents. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The Table of Contents and descriptive headings of the sections and articles are inserted for convenience only and do not constitute part of this Agreement.

                  SECTION 11.14. Confidentiality Agreements. Each Bank has entered into a confidentiality agreement with the A Borrower prior to the date hereof and all written information identified as confidential and delivered hereunder to the Banks shall be treated as such in accordance with the terms of such confidentiality agreement.

                  SECTION 11.15 JURISDICTION: SERVICE OF PROCESS. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY NOTE, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGEMENT IN RESPECT OF ANY BREACH THEREOF, BROUGHT BY ANY BANK OR THE AGENT AGAINST ANY BORROWER OR ANY OF THEIR RESPECTIVE PROPERTY, MAY BE BROUGHT BY SUCH BANK OR THE AGENT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA OR ANY CALIFORNIA STATE COURT SITTING IN SAN FRANCISCO, CALIFORNIA AS SUCH BANK OR THE AGENT MAY IN ITS SOLE DISCRETION ELECT, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, IRREVOCABLY SUBMITS TO THE JURISDICTION OF EACH SUCH COURT; AND AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL, TO THE EXTENT PERMITTED BY LAW, CONSTITUTE ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT. WITHOUT LIMITING THE FOREGOING, EACH B BORROWER HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF CALIFORNIA, CT CORPORATION, WITH OFFICES ON THE DATE HEREOF AT 818 WEST SEVENTH STREET, LOS ANGELES, CALIFORNIA 90017, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF CALIFORNIA WITH RESPECT THERETO, PROVIDED EACH B BORROWER MAY APPOINT ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE AGENT,

WITH OFFICES IN THE STATE OF CALIFORNIA TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE BANKS AND THE AGENT OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT. IN ADDITION, EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE, BROUGHT IN THE SAID COURTS, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY BANK OR THE AGENT TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY BORROWER IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, THE EXPIRY OF ALL LETTERS OF CREDIT, AND THE PAYMENT IN FULL OF THE OBLIGATIONS OF THE BORROWERS HEREUNDER.

                  SECTION 11.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written.


                                   INMAC CORP.


                                   By:____________________________
                                           Name:
                                           Title:


                                   INMAC B.V.


                                   By:____________________________
                                           Name:
                                           Title:


                                   INMAC GMBH


                                   By:____________________________
                                           Name:
                                           Title:


                                   INMAC (U.K.) LTD.


                                   By:____________________________
                                           Name:
                                           Title:

                                   INMAC HOLDINGS LIMITED


                                   By:____________________________
                                           Name:
                                           Title:


                                   INMAC SA


                                   By:____________________________
                                           Name:
                                           Title:

                                   INMAC AB


                                   By:____________________________
                                           Name:
                                           Title:

A Commitment        B Commitment
------------        ------------
$ 1,166,667          $ 7,000,000   ABN AMRO BANK N.V.
                                   as Agent, Issuing Bank and a Bank


                                   By:____________________________
                                      Name:
                                     Title:


                                   By:____________________________
                                      Name:
                                     Title:

A Commitment               B Commitment
------------               ------------
$ 833,333                  $ 5,000,000               BARCLAYS BANK PLC


                                                     By:____________________________
                                                          Name:
                                                          Title:


$ 833,333                  $ 5,000,000               CREDIT INDUSTRIEL ET COMMERCIAL


                                                     By:____________________________
                                                          Name:
                                                          Title:


$ 833,333                  $ 5,000,000               NATIONAL WESTMINSTER BANK PLC


                                                     By:____________________________
                                                          Name:
                                                          Title:


$ 666,667                  $ 4,000,000               BANQUE SAN PAOLO


                                                     By:____________________________
                                                          Name:
                                                          Title:


$ 666,667                  $ 4,000,000               MIDLAND BANK PLC

                                                     By:____________________________
                                                          Name:
                                                          Title:

                                   SCHEDULE I

                           Applicable Lending Offices

Name of Bank                                                  Eurocurrency Lending Office
------------                                                  ---------------------------
ABN AMRO Bank N.V.                                            Cayman Island Office
                                                              135 South LaSalle Street
                                                              Chicago, IL  60603

Barclays Bank plc                                             1 High Street
                                                              Bracknell
                                                              Berkshire RG12 1GJ

Credit Industriel et                                          60 rue de la Victoire
Commerciel de Paris                                           75452 Paris Cedex 09

National Westminster Bank plc                                 NatWest Markets
                                                              19th Floor
                                                              175 Water Street
                                                              New York, NY  10038

Banque San Paolo                                              52 Avenue Hoche
                                                              75382 Paris, Cedex 08

Midland Bank plc                                              Business Banking Centre
                                                              Midland House Queens Court
                                                              66/58 Queens Road
                                                              Reading
                                                              Berkshire RG1 4DB